Exhibit 10.1

EXECUTION VERSION

INDENTURE

between

CCG RECEIVABLES TRUST 2014-1,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of May 14, 2014

i

ii

Schedule I	Schedule of Pool Receivables	SI-1
Schedule II	Notice Addresses	SII-1
Schedule III	Bank Accounts	SIII-1
Schedule IV	List of Equipment Types	SIV-1

Exhibit A	Form of Class A/B Note	EA-1

iii

INDENTURE, dated as of May 14, 2014 (this “Indenture”), between CCG RECEIVABLES TRUST 2014-1, a Delaware statutory trust, as Issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”) for the benefit of the Noteholders.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders.

The Issuer Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Collateral. The foregoing Grant is made in trust to secure (a) the payment of principal of, interest on and any other amounts owing in respect of the Notes as provided in this Indenture and (b) compliance by the Issuer with the provisions of this Indenture for the benefit of the Noteholders.

The Indenture Trustee acknowledges such Grants, accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform the duties required in this Indenture so that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Certain Defined Terms. Capitalized terms used but not defined in this Indenture are defined in the Sale and Servicing Agreement. As used in this Indenture, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

“Applicable Law” means for any Person or property of such Person, all applicable Laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Official Body (including, without limitation, usury laws, Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards, orders, or action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Authenticating Agent” has the meaning set forth in Section 3.11(a).

“Available Amount” means, without duplication,

(a)	the aggregate Collections on the Pool Receivables received during the related Collection Period, including, without duplication, proceeds of Liquidated Receivables obtained through the sale or other disposition of the related Equipment or from any other means in accordance with the related Contract, net of expenses incurred by the Servicer in connection with such liquidation and any amount required by law to be remitted to the related Obligor;

(b)	amounts transferred to the Collection Account on the related Payment Date from the Reserve Account in accordance with Section 4.3 and the Sale and Servicing Agreement;

(c)	the aggregate purchase prices for any Pool Receivables repurchased by the Originator, the Depositor or the Servicer;

(d)	earnings on investment of funds held in the Collection Account and the Reserve Account; and

(e)	any Servicer Advances deposited into the Collection Account during the related Collection Period.

“Back-Up Servicer” means Portfolio Financial Servicing Company, a Delaware corporation, and its successors and permitted assigns.

“Back-Up Servicing Fee” means an amount equal to $24,000 per annum, payable in equal monthly installments.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

“Book-Entry Note” means a beneficial interest in any of the Notes issued in book-entry form as described in Section 3.3.

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Houston, Texas, Charlotte, North Carolina, Chicago, Illinois, Wilmington, Delaware, St. Paul, Minnesota or Atlanta, Georgia are authorized or required by Law to close.

“Casualty Payment” means, with respect to any Equipment, any payment pursuant to a Contract on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto.

“CCG” means Commercial Credit Group Inc., a Delaware corporation, and its successors and assigns.

“Certificate Register” and “Certificate Registrar” have the meaning assigned to such terms in the Trust Agreement.

“Certificateholder” has the meaning assigned to such term in the Trust Agreement.

“Class” means any of the group of Notes identified herein as, as applicable, the Class A-1 Notes, the Class A-2 Notes or the Class B Notes.

“Class A Notes” means, collectively, the Class A-1 Notes and the Class A-2 Notes. “Class A Note Balance” means, as of any determination date, the sum of the Class A-1 Note Balance and the Class A-2 Note Balance.

“Class A-1 Maturity Date” means May 14, 2015.

“Class A-1 Note Balance” means, as of any determination date, the amount Outstanding under the Class A-1 Notes, determined as of the Payment Date in the immediately preceding month.

“Class A-1 Note Rate” means 0.27000% and shall be calculated on the basis of the actual number of days in the applicable Interest Period and a 360-day year.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the $72,400,000 asset-backed Class A-1 Notes secured by the Collateral, substantially in the form attached as Exhibit A hereto.

“Class A-2 Maturity Date” means November 15, 2021.

“Class A-2 Note Balance” means, as of any determination date, the amount Outstanding under the Class A-2 Notes determined as of the Payment Date in the immediately preceding month.

“Class A-2 Note Rate” means 1.06% and shall be calculated on the basis of a 30-day month and a 360-day year.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the $177,170,000 asset-backed Class A-2 Notes secured by the Collateral, substantially in the form attached as Exhibit A hereto.

“Class B Maturity Date” means November 15, 2021.

“Class B Note Balance” means, as of any determination date, the amount Outstanding under the Class B Notes determined as of the Payment Date in the immediately preceding month.

“Class B Note Rate” means 2.15% and shall be calculated on the basis of a 30-day month and a 360-day year.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the $15,810,000 asset-backed Class B Notes secured by the Collateral, substantially in the form attached as Exhibit A hereto.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means May 14, 2014.

“Controlling Class” means, so long as the Class A Notes remain Outstanding, the Class A Notes and after the Class A Notes have been paid in full and for so long as the Class B Notes remain Outstanding, the Class B Notes.

“Collateral” means (a) the Pool Receivables and Related Security, (b) the Collections, (c) any security interest in the Equipment, (d) the rights to proceeds from casualty insurance policies covering the Equipment, (e) all amounts on deposit in the Reserve Account and Collection Account, (f) the Depositor’s rights under the Purchase Agreement, (g) the Issuer’s rights under the Sale and Servicing Agreement, (h) all present and future claims, demands, causes of actions in respect of the foregoing and (i) all proceeds of the foregoing.

“Collection Account” means the segregated trust account or accounts, including any sub-accounts, established and maintained pursuant to Section 4.1(a) of the Sale and Servicing Agreement.

“Collection Period” means, with respect to any Payment Date or Determination Date, the period from and including the first day of the calendar month preceding the month in which such Payment Date or Determination Date, as applicable, occurs to and including the close of business on the last day of such calendar month.

“Collections” means, with respect to any Pool Receivable, all funds that (a) are received by the Issuer or Servicer from or on behalf of the related Obligor after the Cut-Off Date in payment of any amount owed (including purchase price, rentals, principal payments, interest and other charges) in respect of such Pool Receivable, or applied to such other charges in respect of such Pool Receivable in accordance with the Contract from which such Pool Receivable arises, or applied to such amounts owed by such Obligor (including Casualty Payments, Insurance Proceeds and Liquidation Proceeds), (b) are required to be paid to the Issuer by the Depositor, the Originator or the Servicer pursuant to any provision of any Transaction Document or (c) are proceeds of any sale, transfer or other disposition of such Pool Receivable by the Issuer or the Servicer on behalf of the Issuer; provided, that Collections shall not include any Excluded Amounts.

“Contract” means, in relation to any Pool Receivable, any and all of the contracts, instruments, agreements, leases, notes, or other writings pursuant to which such Pool Receivable arises or which evidence such Pool Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Pool Receivable.

“Contract Residual Value” means, with respect to any Contract that is a lease in form, the dollar amount so designated as such by the Servicer as of the origination date of the Contract.

“Contract Yield” means, for any Contract and any date of determination, the calculated yield of such Contract based on the Net Book Value as of such date and the remaining Scheduled Payments.

“Corporate Trust Office” means, with respect to the Indenture Trustee 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN, 55107, or at such other address as the Indenture Trustee may designate by notice to the Owner Trustee, the Noteholders and the Servicer.

“Credit and Collection Policy” means, for so long as CCG is the Servicer, the Originator’s credit and collection policy or policies and customary servicing practices relating to the Contracts and Receivables as in effect on the Closing Date and set forth in Exhibit B of the Sale and Servicing Agreement, as modified, from time to time, in compliance with Section 6.2(a)(v) of the Sale and Servicing Agreement. Any Successor Servicer hereunder may, to the extent agreed to by the Indenture Trustee (at the written direction of the Majority Holders), use credit and collection policies and practices other than those attached as Exhibit B to the Sale and Servicing Agreement.

“Cumulative Net Loss Ratio” means, with respect to a Determination Date, the ratio, expressed as a percentage, of (a) the aggregate cumulative amount of Realized Losses on the Pool Receivables since the Cut-Off Date through the last day of the related Collection Period, to (b) the Original Pool Balance.

“Custodial Agreement” means that certain Custodial Agreement dated as of May 14, 2014, among the Issuer, the Indenture Trustee and the Custodian, as the same may be amended or restated from time to time, and any Custodial Agreements entered into in replacement for such Custodial Agreement.

“Custodian” means Portfolio Financial Servicing Company, a Delaware corporation, and its successors and assigns.

“Custodian Fee” means the amount set forth in Schedule 6 of the Custodial Agreement. “Custodian File” has the meaning set forth in the Custodial Agreement.

“Cut-Off Date” means close of business on April 30, 2014, and, with respect to any Substituted Receivable, close of business on the last day of the month immediately preceding the related Substitution Date.

“DBRS” means DBRS, Inc. or any successor that is a nationally recognized statistical rating organization.

“Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defaulted Receivable” means a Pool Receivable (a) as to which any payment, or part thereof, remains unpaid for 121 days or more from its original scheduled due date; (b) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (c) that has been identified by the Servicer (in accordance with the Credit and Collection Policy) as uncollectible; or (d) that is written off, in whole or in part, as uncollectible by the Servicer pursuant to the Credit and Collection Policy; provided, however, that any Pool Receivable that becomes a Defaulted Receivable solely under clause (a) above shall cease to be considered a Defaulted Receivable if all installments then due and owing on the Pool Receivable are paid in full and, after the payment of such amounts, the Pool Receivable satisfies all of the eligibility criteria set forth in the definition of Eligible Receivable.

“Definitive Notes” has the meaning set forth in Section 3.3.

“Depositor” means CCG Receivables IV, LLC, a Delaware limited liability company, and its successors and assigns.

“Determination Date” means the close of business on the second Business Day prior to each Payment Date.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)	obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b)	repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by each Rating Agency.

(c)	federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided, that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by each Rating Agency;

(d)	commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by each Rating Agency;

(e)	securities of money market funds rated “AAA(m)” by S&P (if S&P is a Rating Agency) and in the highest rating category by each other Rating Agency; and

(f)	any other investment for which the Issuer has received Rating Agency Confirmation.

“Eligible Receivable” means, as of the Closing Date or a Substitution Date, as applicable, a Pool Receivable:

(a)	which was originated by the Originator in the ordinary course of its business and with respect to which all material obligations of the Originator have been performed on or prior to the date on which the related Pool Receivable was sold or contributed to the Issuer in accordance with the Sale and Servicing Agreement and pledged to the Indenture Trustee hereunder;

(b)	which has, under the related Contract, not more than 84 remaining Scheduled Payments;

(c)	which was originated by the Originator in accordance with the Credit and Collection Policy;

(d)	which is secured by a perfected first priority security interest (as such term is defined in Section 1-201(37) of the UCC) in the Equipment (other than Equipment with an aggregate invoiced cost of $25,000 or less) which was financed with the extension of credit described in such Contract and the proceeds thereof and with respect to which all of the Originator’s right, title and interest in any related Equipment has been sold or contributed to the Depositor pursuant to the Purchase Agreement;

(e)	which was selected by the Originator for sale to the Issuer and which was not subject to any adverse selection unfavorable to the Indenture Trustee or the Noteholders;

(f)	which has been sold or contributed to the Issuer in accordance with the Sale and Servicing Agreement, which does not arise from the sale or lease of any inventory or Equipment subject to any Lien (other than Permitted Liens), and to which the Issuer has good and marketable title, free and clear of all Liens (other than Permitted Liens);

(g)	the Obligor of which: (i) is a United States resident, (ii) is not an Affiliate or employee of the Originator, the Depositor or the Issuer, and (iii) is not an Official Body;

(h)	the Obligor of which has been directed in writing to make all payments to the Lock-Box Account;

(i)	which, under the related Contract and Applicable Law, is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained in writing and is in effect or such notice has been given;

(j)	with respect to which the related Contract is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(k)	which is denominated and payable only in U.S. dollars, and which relates to an Obligor residing in the United States and Equipment located and remaining in the United States;

(l)	which is not a Defaulted Receivable;

(m)	which, as of the Cut-Off Date, is not more than 61 days past due;

(n)	which does not contravene in any respect any Applicable Laws (including Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Pool Receivable related thereto is in violation of any Applicable Law in any material respect;

(o)	the assignment of which under the Purchase Agreement by the Originator to the Depositor and under the Sale and Servicing Agreement by the Depositor to the Issuer and the grant of a security interest therein and in the other Collateral by the Issuer to the Indenture Trustee on behalf of the Noteholders hereunder does not violate, conflict or contravene any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(p)	with respect to which the sale, transfer, assignment and conveyance contemplated by the Purchase Agreement and the Sale and Servicing Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Originator, the Depositor or the Issuer to any Official Body other than transfer taxes which have been or will be paid by the Originator as due;

(q)	payments of which are payable in consecutive monthly Scheduled Payments (before giving effect to Permitted Servicer Adjustments), other than pursuant to Permitted Skips;

(r)	which, with respect to a Contract that is a lease in form, has an original term equal to or greater than the remaining economic life of the related Equipment and is non-cancellable other than for payment in full of the principal amount then due plus any other charges or prepayment penalties applicable thereto, and with respect to any other Contract, is not pre-payable unless the terms of such Pool Receivable require all remaining principal plus prepayment penalty be paid in full at the time of such pre-payment;

(s)	the Scheduled Payments for which were calculated using a fixed Contract Yield;

(t)	a fully executed original Contract of which (including any related promissory notes and any Contracts or promissory notes issued in connection with any assumption, consolidation, extension, modification or waiver of such Contract) has been delivered to the Custodian;

(u)	for which the related Contract is “chattel paper”, an “account,” an “instrument” or a “general intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(v)	for which CCG has not received prepayment in full from the Obligor on the related Contract;

(w)	which is of a “triple net” type, in which the Obligor is solely responsible for the payment of maintenance costs, insurance costs and any applicable taxes relating to the ownership and/or use of the related Equipment; and

(x)	with respect to which either (i) the related Obligor has made a payment or (ii) the Originator has received a delivery and acceptance or a proceeds payment letter related to such Pool Receivable.

“Equipment” means any equipment or other tangible personal property financed or leased by an Obligor pursuant to a Contract, of a type specified in Schedule IV hereto. If the Equipment is a vehicle, the Originator’s Lien in such Equipment is noted on the applicable title certificate or application for title.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, limited liability company, partnership, trust, sole proprietorship or trade or business which, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, with respect to any liability for contributions under Section 302(c) of ERISA or Section 414(m) of the Internal Revenue Code.

“Estimated Recovery Value” means, for any Defaulted Receivable, the estimated realizable value of the Equipment related to such Defaulted Receivable, as determined by the Servicer in accordance with its then-written servicing procedures.

“Event of Default” has the meaning set forth in Section 7.1.

“Event of Bankruptcy” means, with respect to any Person, (a) that such Person (i) shall admit in writing its inability to pay its debts generally or (ii) shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against such Person, such proceeding has continued undismissed or unstayed for at least sixty (60) days since its commencement; or (c) that such Person shall take any corporate, limited liability company, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (a) or (b).

“Exceptions Report” has the meaning set forth in the Custodial Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means, with respect to a Pool Receivable, (a) any payments received from the related Obligor in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, filing fees, delivery fees, document preparation fees, insurance premiums, taxes, or other charges imposed by any Official Body, (b) any indemnity payments made by the related Obligor for the benefit of the obligee under the related Contract, (c) any non-rental charges reimbursable to the Servicer in accordance with the Servicer’s customary policies and procedures, and (d) Servicer Charges.

“Fiscal Year” shall mean, with respect to the Issuer and the Servicer, the twelve consecutive months ending on March 31.

“Fitch” means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the U.S. Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.

“Grant” means to mortgage, pledge, assign and to grant a Lien upon and a security interest in the relevant property.

“Indebtedness” means, without duplication, with respect to any Person such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or products of property now or hereafter owned or acquired by such Person, (d) obligations under each lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (e) obligations which are evidenced by notes, acceptances (including bankers acceptances), or other instruments, (f) obligations for which such Person is obligated pursuant to a guaranty, and (g) reimbursement obligations with respect to any letters of credit.

“Indenture Trustee” has the meaning set forth in the preamble.

“Indenture Trustee Fee” means an amount equal to $8,000 per annum.

“Indemnified Person” has the meaning set forth in Section 8.7(b).

“Independent” means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates, and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

“Initial Purchasers” means J.P. Morgan Securities LLC, BMO Capital Markets GKST Inc. and SunTrust Robinson Humphrey, Inc. in their respective capacities as such under the Note Purchase Agreement.

“Initial Overcollateralization Amount” means $9,620,205.03.

“Insurance Policy” means, with respect to any Receivable, any insurance policy covering physical damage to or loss of the related Equipment, but solely to the extent such insurance policy relates to such Equipment.

“Insurance Proceeds” means any amount payable, or any payments made, to the Originator, the Servicer, the Depositor or the Issuer under an Insurance Policy in connection with any Equipment the financing of which gave rise to a Pool Receivable.

“Intercreditor Agreement” means, the Amended and Restated Acknowledgment and Intercreditor Agreement, dated as of February 15, 2013, by and among CCG, SunTrust Robinson Humphrey, Inc., BMO Capital Markets Corp. and Wells Fargo Capital Finance, LLC.

“Intercreditor Master Agent” means Wells Fargo Capital Finance, LLC, as “Master Agent” under the Intercreditor Agreement and any successor “Master Agent” appointed pursuant to the terms thereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Interest Period” means (a) in the case of the Class A-1 Notes, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the following Payment Date; or (b) in the case of the Class A-2 Notes and the Class B Notes, the period from and including the fourteenth day of each calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the fourteenth day of the succeeding calendar month calculated on the basis of 30-day months.

“Issuer” has the meaning set forth in the preamble.

“Issuer Order” or “Issuer Request” mean, in connection with any order or request by the Issuer to the Indenture Trustee to take any action under this Indenture (a) a written order or a written request, respectively, signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee, (b) an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with, and (c) to the extent required upon request of the Indenture Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent have been complied with. However, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.

“Lien” means a security interest, lien, charge, pledge or encumbrance or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Liquidated Receivable” means a Defaulted Receivable in respect of which all financed or leased Equipment has been sold or otherwise disposed of, or in respect of which the related Obligor has otherwise satisfied all its obligations under the related Contract.

“Liquidation Expenses” means, with respect to any Pool Receivable, the aggregate amount of all out of pocket expenses (including, without limitation, reasonable attorney fees and disbursements) reasonably incurred by the Servicer (including amounts paid to any subservicer) in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any related Equipment upon or after the expiration or early termination of such Pool Receivable or after such Pool Receivable has become a Defaulted Receivable and other out of pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Pool Receivable if it is a Defaulted Receivable.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, the amounts collected in respect thereof from whatever source (including Insurance Proceeds, and any post-default payments made by the Obligor) at the time of liquidation of the underlying equipment or other security related thereto or at any time thereafter, net of Liquidation Expenses and any amounts to be remitted to the Obligor on such Liquidated Receivable or any creditor of such Obligor to the extent required by applicable law or agreement.

“Lock-Box Account” means the account maintained by the Servicer at the Lock-Box Bank for the purposes of receiving Collections.

“Lock-Box Agreement” means the Lock-Box Operating Procedural Agreement dated as of February 28, 2007 among Wachovia Bank, National Association, Wells Fargo Foothill, LLC and Commercial Credit Group Inc.

“Lock-Box Bank” means the bank set forth in Schedule III, as such Schedule III may be modified pursuant to Section 5.1(o).

“Lock-Box Intercreditor Agreement” means that certain Third Amended and Restated Lockbox Control and Intercreditor Agreement, dated as of March 31, 2010, by and among CCG,

Wells Fargo Capital Finance, LLC, CCG Receivables, LLC, Wells Fargo Capital Finance, LLC, the Back-Up Servicer, CCG Receivables II, LLC, CCG Receivables III, LLC, SunTrust Robinson Humphrey, Inc., Citibank, N.A. and each other person that becomes a joined party thereto.

“Majority Holders” means, so long as the Class A Notes remain Outstanding, the applicable Class A Noteholders that together own Class A Notes evidencing in excess of 50% of the Class A Note Balance (voting as a single Class) and after the Class A Notes have been paid in full and for so long as the Class B Notes remain Outstanding, the applicable Class B Noteholders that together own Class B Notes evidencing in excess of 50% of the Class B Note Balance.

“Material Adverse Effect” means any event or condition which would have a material adverse effect on (a) the collectability of the Pool Receivables, (b) the condition (financial or otherwise), businesses or properties of the Issuer, Depositor or Originator, or (c) the ability of the Servicer to collect on the Pool Receivables or perform its other duties and obligations under the Sale and Servicing Agreement.

“Maturity Date” means, as applicable, the Class A-1 Maturity Date, Class A-2 Maturity Date, or Class B Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Net Book Value” means, with respect to any Receivable and any Determination Date, an amount equal to (a) the gross amount of all Scheduled Payments due or to become due, but unpaid, with respect to the applicable Pool Receivable as of the end of the most recent Collection Period; plus (b) in case of any Pool Receivable that is a lease in form, 50% of the Contract Residual Value; minus (c) any Unearned Income with respect to such Pool Receivable; minus (d) the amount of any security deposit related to such Receivable; minus (e) the Write-Down Amount; and minus (f) any Liquidation Proceeds.

“Note Balance” means, as of any date, the aggregate Outstanding principal amount of all Notes of one Class or of all Classes, as the case may be, as determined as of the immediately preceding Payment Date.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer and delivered to DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (as a direct participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 8.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

“Note Purchase Agreement” means the note purchase agreement, dated as of May 6, 2014, by and among CCG, the Depositor, and J.P. Morgan Securities LLC, on its own behalf and as representative of the Initial Purchasers, as amended, modified, supplemented or otherwise modified from time to time.

“Note Rate” means, as the context may require, the Class A-1 Note Rate, the Class A-2 Note Rate and the Class B Note Rate, or any of them.

“Note Register” and “Note Registrar” have the meanings specified in Section 3.6(a).

“Note Transfer” has the meaning set forth in Section 3.6(i).

“Noteholder” means the Person in whose name a Note is registered on the Note Registrar.

“Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes and the Class B Notes.

“Obligor” means, as to each Pool Receivable, any Person who owes payments under the terms of the related Contract.

“Offering Memorandum” means either or both of (i) the preliminary offering memorandum, dated as of April 30, 2014, and (ii) the final offering memorandum, dated as of May 6, 2014.

“Officer’s Certificate” means (a) for the Owner Trustee, Issuer, Depositor, Servicer or Originator, a certificate signed by a Responsible Officer of the Owner Trustee, Issuer, Depositor, Servicer or Originator, as applicable, and (b) for the Indenture Trustee, a certificate signed by any officer of the Indenture Trustee.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of counsel which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and each Rating Agency, as applicable.

“Original Pool Balance” means an amount equal to $275,000,205.03.

“Originator” means CCG.

“Other Assets” means any assets or interests in any assets (other than the Collateral) conveyed or purported to be conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, the Grant of a Lien or otherwise.

“Outstanding” means, as of any date, all Notes authenticated and delivered under this Indenture on or before such date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes or portions of Notes to the extent an amount necessary to pay all or a portion of such Notes has been deposited with the Indenture Trustee or on or before such date; provided, that if such Notes are to be redeemed, notice of such redemption has been given pursuant to this Indenture or provision for such notice has been made in a manner satisfactory to the Indenture Trustee, and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining (i) whether Noteholders evidencing the required Note Balance have given any request, demand, authorization, direction, notice, consent or waiver under any Transaction Documents, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be deemed not to be Outstanding, and (ii) whether the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned will be deemed not to be Outstanding; provided, however, that notwithstanding the foregoing, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be treated as Outstanding if (i) no other Notes remain Outstanding or (ii) such Notes have been pledged in good faith and the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliate.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Owner Trustee Fees” means an amount equal to $4,000 per annum.

“Payment Date” means the fourteenth day of the calendar month or, if such day is not a Business Day, the next Business Day, commencing on June 16, 2014.

“Perfection Representations” means the representations, warranties and covenants set forth in Section 5.1(s).

“Permitted Liens” means (a) the Lien created hereunder and under any other Transaction Documents; (b) Liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to such Lien is not yet subject to a material risk of imminent foreclosure, sale or loss on account thereof); (c) only with respect to Equipment, Liens imposed by Law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s and other and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than sixty (60) days past due or that are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to a material risk of imminent foreclosure, sale or loss on account thereof); and (d) the right of use and quiet enjoyment of the Obligor as lessee under any Contract in respect of the related Equipment.

“Permitted Servicer Adjustments” has the meaning assigned to such term in Section 3.2(b) of the Sale and Servicing Agreement.

“Permitted Skip” means, with respect to any Contract (prior to giving effect to Permitted Servicer Adjustments), a period not to exceed four calendar months during any twelve consecutive month period in which no Scheduled Payments are due in respect of such Contract under the terms of the applicable Contract; provided, that the sum of Scheduled Payments made throughout the twelve month period shall at least equal the same total amount of Scheduled Payments over the same period had no Permitted Skips been made with respect to such Contract.

“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

“Pool Balance” means, as of any date of determination, the aggregate Net Book Value of all remaining Pool Receivables excluding Defaulted Receivables.

“Pool Receivable” means each Receivable listed on Schedule I hereto (as amended from time to time) that (a) has been or is contemporaneously being sold, contributed or otherwise transferred by the Originator to the Depositor under the Purchase Agreement and from the Depositor to the Issuer under the Sale and Servicing Agreement, or is a Substituted Receivable, (b) is subject to first priority security interest in favor of the Indenture Trustee hereunder, and (c) has not been repurchased by the Depositor or the Originator from the Issuer pursuant to the Sale and Servicing Agreement or Purchase Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

“Purchase Agreement” means that certain Purchase Agreement dated as of May 14, 2014, between the Originator, as seller, and the Depositor, as purchaser, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Qualified Institution” means (a) any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “A-1” from S&P or, if S&P is not a Rating Agency, an equivalent rating from S&P, Moody’s, DBRS or Fitch, (iii) if such institution holds any Bank Accounts other than as segregated trust accounts and the deposits are to be held in such accounts more than thirty (30) days, has a long-term unsecured debt rating or issuer rating of “A+” or better from S&P or, if S&P is not a Rating Agency, an equivalent rating or better from S&P, Moody’s, DBRS or Fitch, and (iv) if such institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of U.S. Bank National Association or any other bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (x) is authorized under such laws to act as a trustee or in any other fiduciary capacity, and (y) has a long-term deposit rating of “BBB” or better from S&P or, if S&P is not a Rating Agency, an equivalent rating or better from S&P, Moody’s, DBRS or Fitch.

“Rating Agency” means S&P, DBRS, or any nationally recognized statistical rating organization hired by the Originator to rate the Notes and then rating the Notes.

“Rating Agency Confirmation” means, with respect to any event or circumstance and with respect to each Rating Agency, written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to the Notes.

“Realized Losses” means, as of any Determination Date, the sum of (a) with respect to any Defaulted Receivable that has become a Liquidated Receivable, the difference (which may be negative) of (i) the Net Book Value of such Pool Receivable as of the date it became a Defaulted Receivable, minus (ii) the Liquidation Proceeds for such Pool Receivable and (b) with respect to any Defaulted Receivable that has not yet become a Liquidated Receivable, the Write-Down Amount plus any losses and minus any gains realized on any items of Equipment sold or otherwise disposed of in any Collection Period.

“Receivable” means any and all indebtedness and other obligations owed by any Obligor to the Originator (prior to giving effect to any transfer under the Purchase Agreement) under a Contract and outstanding after the related Cut-Off Date or any right of the Originator or the Issuer to payment from or on behalf of an Obligor after the related Cut-Off Date arising in connection with the making of loans or the sale of goods or the rendering of services by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

“Record Date” means, for a Payment Date and a Book-Entry Note, the close of business on the day before such Payment Date and, for a Payment Date and a Definitive Note, the last day of the calendar month preceding the month in which such Payment Date occurs.

“Registered Noteholder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities, 17 C.F.R. §§229.1100-229.1123.

“Related Security” means, with respect to any Pool Receivable, all of the rights, title and interest in, to and under:

(a)	the Equipment and any other property securing the Obligor’s obligations under any Pool Receivable, and any guarantees or similar credit enhancement for the Obligor’s obligations under such Pool Receivable, including, without limitation, (i) all rights of the Originator in any security deposits, (ii) all UCC financing statements or other filings relating thereto, (iii) all rights and remedies against any vendor (including the Originator) of the Equipment and (iv) all Insurance Policies;

(b)	all other security interests or Liens, if any, purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise, together with all financing statements and other filings signed by an Obligor relating thereto;

(c)	all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise;

(d)	all records related to such Pool Receivable;

(e)	all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing; and

(f)	all proceeds of any of the foregoing.

“Request for Release” has the meaning set forth in the Custodial Agreement.

“Required Reserve Account Amount” means 1.00% of the Original Pool Balance.

“Reserve Account” means the segregated trust account or accounts established and maintained pursuant to Section 4.1(b) of the Sale and Servicing Agreement.

“Responsible Officer” means, (a) with respect to the Depositor, the President, the Chief Financial Officer, the Vice President or the Treasurer and (b) with respect to the Originator or the Servicer (for so long as the Servicer is CCG), the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer and the Vice President of Accounting, (c) with respect to the Issuer, any president, vice-president, assistant vice president, secretary or assistant secretary of the Owner Trustee or the Servicer or any other officer of the Owner Trustee or customarily performing functions similar to those performed by any of the above, or (d) with respect to the Owner Trustee or the Indenture Trustee, any president, vice-president, assistant vice president, secretary or assistant secretary of the Owner Trustee or Indenture Trustee, or any other officer of the Owner Trustee or Indenture Trustee in each case having direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Rule 144A Information” has the meaning set forth in Section 3.6(1).

“Rule 17g-5” has the meaning set forth in Section 5.1(t).

“S&P” means Standard & Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, or any successor that is a nationally recognized statistical rating organization.

“Sale and Servicing Agreement” means that certain Sale and Servicing Agreement dated as of May 14, 2014, among the Depositor, the Issuer, the Servicer, the Originator, the Back-Up Servicer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Scheduled Investor Principal Amount” means, with respect to a Payment Date, an amount equal to the amount by which the Note Balance of the Notes (after giving effect to payments made on such Payment Date in priorities Sixth and Eighth under Section 4.5(a)) exceeds the amount of (i) the Pool Balance as of the last day of the related Collection Period minus (ii) the Target Overcollateralization Amount as of the last day of the related Collection Period; provided, however, that in no event shall the Scheduled Investor Principal Amount be less than the amount needed to repay any Class of Notes on or after the Maturity Date for such Class of Notes.

“Scheduled Payment” means (i) with respect to a Pool Receivable that is a loan, that portion of the payment required to be made by the related Obligor during any Collection Period sufficient to amortize the principal balance over the term of the Pool Receivable and to provide interest at the Contract Yield and (ii) with respect to a Pool Receivable that is a lease, the full payment required under the related Contract to be made by the related Obligor during any Collection Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means CCG.

“Servicer Charges” has the meaning set forth in the Sale and Servicing Agreement.

“Servicing Fee” means, with respect to any Payment Date, an amount equal to the product of (i) 0.75%, multiplied by (ii) the Pool Balance as of the first day of the immediately preceding Collection Period, multiplied by (iii) a fraction, the numerator of which equals one and the denominator of which each equals 12.

“Subordinated Debt” means any indebtedness of CCG and its Affiliates which is subordinated in right of payment to the prior payment of any other indebtedness of CCG and its Affiliates.

“State” means any state or commonwealth of the United States, or the District of Columbia.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Tangible Net Worth” means, with respect to CCG, the amount calculated in accordance with GAAP (but without giving effect to any adjustments related to the valuation of any interest rate swaps or similar derivative instruments required pursuant to the Statement of Financial Accounting Standards No. 133 issued by the U.S. Financial Accounting Standards Board) as (i) the consolidated net worth of such Person and its consolidated Subsidiaries, minus (ii) the amount of prepaid expenses (if any), minus (iii) any amounts attributable to the consolidated intangibles of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangibles in accordance with GAAP, plus (iv) the principal amount of any Subordinated Debt.

“Target Overcollateralization Amount” means, as of any Determination Date, the greater of (a) 1.50% of the Original Pool Balance and (b) the lesser of (i) the Initial Overcollateralization Amount and (ii) 4.50% of the Pool Balance as of the end of the related Collection Period.

“Transaction Documents” means, collectively, this Indenture, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, the Lock-Box Agreement, the Custodial Agreement, the Lock-Box Intercreditor Agreement, the Intercreditor Agreement, the Note Purchase Agreement and all of the other instruments, documents and other agreements executed and delivered by the Servicer, the Originator, the Depositor, the Back-Up Servicer, the Custodian, the Indenture Trustee or the Issuer in connection with any of the foregoing.

“Trigger Event” means, with respect to any Determination Date, (a) the Cumulative Net Loss Ratio as of the end of the related Collection Period exceeds 1.00% within the first six Collection Periods from the Closing Date, 2.50% within the seventh through twelfth Collection Periods from the Closing Date, 3.50% within the thirteenth through eighteenth Collection Periods from the Closing Date, and 4.50% at any time after the eighteenth Collection Period following the Closing Date, or (b) a Servicer Default has occurred and is continuing. If a Trigger Event occurs solely related to clause (a) above and is subsequently cured and remains below the related trigger levels for three consecutive Collection Periods, a Trigger Event shall no longer exist.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of May 14, 2014, between the Depositor and the Owner Trustee.

“Unearned Income” means, with respect to any Pool Receivable as of any date of determination, the gross amount of any interest or other income (each to the extent that such other income is reflected on the Servicer’s books as unearned income) due and payable by the relevant Obligor under the terms of the related Contract (or recognized in respect of the Pool Receivable) to the extent that such interest or other income has not been received by the Depositor, the Issuer or the Servicer as of the relevant date of determination.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Void Note Transfer” has the meaning set forth in Section 3.6(i).

“Write-Down Amount” means, for any Defaulted Receivable as of the date such Pool Receivable became a Defaulted Receivable and as adjusted periodically in accordance with the Credit and Collection Policy, the difference between (i) the Net Book Value of such Pool Receivable as of the date such Pool Receivable became a Defaulted Receivable, and (ii) the Estimated Recovery Value of the related Equipment.

ARTICLE II

COLLATERAL

Section 2.1. Continuing Security Interest. This Indenture shall create a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee on behalf of the Noteholders, which security interest is prior to all other Liens (other than Permitted Liens described clause (c) of the definition thereof and Equipment with an aggregate invoiced cost of $25,000 or less) and shall:

(a)	remain in full force and effect until the Indenture Trustee’s interest in the Collateral shall have been released in accordance with Section 2.4;

(b)	be binding upon the Issuer, and its successors, transferees and assigns; and

(c)	inure, together with the rights and remedies of the Indenture Trustee hereunder, to the benefit of the Noteholders and its respective successors, transferees and assigns.

Section 2.2. Priority of Security Interest. The Issuer has or will have caused (at its own expense) within ten (10) days of the Closing Date, the filing of all appropriate financing statements (including describing the Collateral as “all assets” of the Issuer) in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee, for the benefit of the Noteholders hereunder (provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected). The Indenture Trustee shall have all the rights, remedies and recourse with respect to the Collateral afforded a secured party under the UCC in the applicable jurisdiction and all other Applicable Laws in addition to, and not in limitation of, the other rights, remedies and recourse granted to the Indenture Trustee by this Indenture or any other Law relating to the creation and perfection of Liens on, and security interests in, the Collateral.

Section 2.3. Protection of Security Interest of the Indenture Trustee. The Issuer agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Indenture Trustee may reasonably request in order to perfect or protect the Indenture Trustee’s security interest in the Collateral or to enable the Indenture Trustee (at the written direction of the Majority Holders) to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Issuer shall, upon the request of the Indenture Trustee on behalf of the Noteholders:

(a)	execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Indenture Trustee on behalf of the Noteholders covering the Collateral or any part thereof, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning (provided, however, that the Issuer may in its discretion, but is not required to, file such financing or continuation statements or amendments thereto with respect to Equipment with an aggregate invoiced cost of $25,000 or less); and

(b)	take all commercially reasonable actions necessary to remove any Liens (other than Permitted Liens) on the Collateral, including, but not limited to, releasing financing statements. The Issuer shall, upon request of the Indenture Trustee on behalf of the Noteholders, obtain such additional search reports as the Indenture Trustee on behalf the Noteholders shall reasonably request. To the fullest extent permitted by Applicable Law, the Indenture Trustee (at the expense of the Issuer) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Issuer’s signature. Carbon, photographic or other reproduction of this Indenture or any financing statement shall be sufficient as a financing statement. The Servicer may perform the foregoing obligations on behalf of the Issuer.

Section 2.4. Release of Collateral. Anything contained in this Indenture to the contrary notwithstanding, following the payment of the Notes in full, the Payment Date on which the Notes are redeemed in full pursuant to Section 3.13 or in connection with a sale permitted under Sections 3.3 or 3.4 of the Sale and Servicing Agreement, and in each case, payment of all other amounts due and owing under the terms of this Indenture, the Indenture Trustee shall (at the written request of the Servicer) promptly release its security interest in the Collateral.

Section 2.5. Effect of Release. When the release of the Collateral is effective in accordance with Section 2.4, all right, title and interest of the Indenture Trustee in, to and under the Collateral shall terminate and shall revert to the Issuer, its successors and assigns, and the right, title and interest of the Indenture Trustee therein shall thereupon cease, terminate and become void; and, upon the written request of the Issuer, its successors or assigns, and at the cost and expense of the Issuer, its successors or assigns, the Indenture Trustee shall execute such UCC-3 financing statements or such other instruments as are provided to it as necessary or desirable to terminate and remove record of any documents constituting public notice of this Indenture and, in any case, the security interests and assignments granted hereunder with respect to the Collateral and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Issuer, all property, including all moneys, instruments and securities, of the Issuer then held by the Indenture Trustee with respect to the Collateral.

ARTICLE III

NOTES

Section 3.1. Form.

(a)	The Notes, together with the Indenture Trustee’s certificate of authentication, will be in substantially the form set forth in Exhibit A with such variations as are required or permitted by this Indenture. The Notes may have such marks of identification and such legends or endorsements placed on them as may be determined, consistent with this Indenture, by the Responsible Officer of the Issuer executing such Notes, as evidenced by their execution of such Notes. The physical Notes will be produced by any method as determined by the Responsible Officer of the Issuer executing such Notes, as evidenced by their execution of such Notes.

(b)	Each Note will be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.

Section 3.2. Execution, Authentication and Delivery.

(a)	A Responsible Officer of the Issuer will execute the Notes on behalf of the Issuer. The signature of such Responsible Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of an individual who was a Responsible Officer of the Issuer will bind the Issuer, notwithstanding that such individual has ceased to hold such office before the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.

(b)	The Indenture Trustee will, upon Issuer Order, authenticate and deliver the Notes for original issue at the applicable Note Rate and with the initial Class A-1 Note Balance, Class A-2 Note Balance and Class B Note Balance as set forth below.

Note	Note Rate	Initial Note Balance

Class A-1 Notes	0.27000%	$72,400,000

Class A-2 Notes	1.06%	$117,170,000

Class B Notes	2.15%	$15,810,000

(c)	The Notes will be issuable in minimum denominations of $100,000 and in multiples of $1,000 in excess thereof. Notwithstanding the foregoing, one Note may fail to be in such minimum denominations due to the difference between such minimum denomination requirement and the initial Class A-1 Note Balance, Class A-2 Note Balance and Class B Note Balance.

(d)	No Note will be entitled to any benefit under this Indenture or be valid for any purpose, unless it bears a certificate of authentication substantially in the form provided for in this Indenture executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture.

Section 3.3. Book Entry Notes. The Notes will be issued as Book-Entry Notes on the Closing Date. The Book-Entry Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 3.4. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 3.4:

(a)	With respect to Book-Entry Notes, the Note Registrar and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of notices, instructions or directions under this Indenture) as the sole Noteholder of the Book-Entry Notes, and will have no obligation to the Note Owners;

(b)	the Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to such participants;

(c)	to the extent that the provisions of this Section 3.3 conflict with any other provisions of this Indenture, the provisions of this Section 3.3 will control;

(d)	the rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or its participants pursuant to the Note Depository Agreement; and

(e)	whenever this Indenture requires or permits actions to be taken based upon written instructions or written directions of Noteholders of a specified percentage of the Note Balance, the Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or the Clearing Agency’s participants owning or representing, respectively, such required percentage of the beneficial interest of the Note Balance and has delivered such instructions to the Indenture Trustee.

Section 3.4. Definitive Notes. With respect to any Class or Classes of Book-Entry Notes, if (a) the Issuer, or the Servicer on its behalf, notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Issuer, or the Servicer on its behalf, is unable to locate a qualified successor, (b) the Issuer, or the Servicer on its behalf, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system and, the participants holding beneficial interests in the Notes agree to initiate a termination or (c) after the occurrence of an Event of Default or a Servicer Event of Default, the Majority Holders notify the Indenture Trustee through the Clearing Agency that the continuation of a Book-Entry system through the Clearing Agency with respect to the Notes is no longer in their best interest, then the Indenture Trustee shall notify all Note Owners of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration and transfer instructions from the Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate, the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Issuer, to the extent applicable with respect to such Definitive Notes, and the Issuer shall recognize the holders of the relevant Definitive Notes as Noteholders hereunder.

Section 3.5. Tax Treatment. The Issuer intends that Notes that are owned or beneficially owned by a Person other than CCG or its Affiliates will be indebtedness of the Issuer, secured by the Collateral, for U.S. federal, state and local income and franchise tax purposes. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness of the Issuer.

Section 3.6. Registration; Registration of Transfer and Exchange.

(a)	The Issuer appoints the Indenture Trustee to be the Note Registrar (in such capacity, the “Note Registrar”) and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers of Notes as provided in this Indenture. Upon any resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of such appointment, (ii) the Indenture Trustee will have the right to inspect the Note Register at all reasonable times and to obtain copies of the Note Register and (iii) the Indenture Trustee will have the right to rely upon a certificate executed by an officer of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of the Notes.

(b)	Upon surrender for registration of transfer of any Note at the office or agency of the Issuer maintained under Section 5.1(h), if the requirements of Section 8-401(a) of the applicable UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denomination, in the same aggregate principal amount.

(c)	A Noteholder may exchange Notes for other Notes, in any authorized denominations, in the same aggregate principal amount, by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 5.1(h). If the requirements of Section 8-401(a) of the applicable UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

(d)	All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(e)	Every Note presented or surrendered for registration of transfer or exchange will be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Indenture Trustee duly executed by, the Noteholder of such Note or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require.

(f)	None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for any registration of transfer or exchange of Notes. The Issuer, the Note Registrar or the Indenture Trustee may require such Noteholder to pay an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with such registration of transfer or exchange of the Notes.

(g)	Neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes selected for redemption or Notes for which the next Payment Date is not more than 15 days after the requested date of such transfer or exchange.

(h)

The Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Note Registrar or the Indenture Trustee is obligated to register the Notes under the Securities Act or any other securities or “blue sky” laws or to take any other action not otherwise required under this Indenture or the Trust Agreement to permit the transfer of any Note without registration. The Issuer, at the direction of the Depositor, may elect to register, or cause the registration of, the Notes under the Securities Act and any applicable state securities law, in which case the Issuer will deliver, or cause to be delivered, to the Indenture Trustee and the Note Registrar such Opinions of Counsel, Officer’s Certificates and other information as determined by the Depositor as necessary to effect such registration.

(i)	Until such time as any such Notes has been registered under the Securities Act and any applicable state securities law pursuant to Section 3.6(h), no Note may be sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a “Note Transfer,”) to any Person except in accordance with the provisions of this Section 3.6, and any attempted Note Transfer in violation of this Section 3.6 will be null and void (each a “Void Note Transfer”).

(j)	Each Note will bear a legend to the effect of the legend contained in Exhibit A unless determined otherwise by the officers executing such Note consistent with applicable law. As a condition to the registration of any Note Transfer, the prospective transferee of such Note will be deemed to represent to the Indenture Trustee, the Note Registrar and the Issuer the following:

(i)	It understands that the Notes have not been and will not be registered under the Securities Act or any state or other applicable securities or “blue sky” law.

(ii)	It understands that Note Transfers are only permitted if made in compliance with the Securities Act and other applicable laws and only to a person that the holder reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “QIB”).

(iii)	It (A) is a QIB, (B) is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and if it is acquiring such Notes or any interest or participation in the Notes for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A under the Securities Act and (C) is acquiring such Notes or any interest or participation in the Notes for its own account or for the account of another QIB.

(iv)	It is purchasing the Notes for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to offer, transfer, assign, participate, pledge or otherwise dispose of such Notes in connection with any distribution of such Notes that would violate the Securities Act.

(k)

By acceptance of any Note, the Noteholder specifically agrees with and represents to the Depositor, the Issuer and the Note Registrar, that no Note Transfer will be made unless (i) the registration requirements of the Securities Act and any applicable state securities laws have been complied with in respect of such class in accordance with Section 3.6(h), (ii) such Note Transfer is to the Depositor or its Affiliates, or (iii) such Note Transfer is exempt from the registration requirements under the Securities Act because such Note Transfer is in compliance with

Rule 144A under the Securities Act, to a transferee who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in the Securities Act) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such Note Transfer is being made in reliance upon Rule 144A under the Securities Act. The Issuer will make available to the prospective transferor and transferee of a Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the “Rule 144A Information”). The Rule 144A Information will include any or all of the following items requested by the prospective transferee:

(i)	the Servicer Report for each Payment Date preceding such request; and

(ii)	such other information as is reasonably available to the Issuer in order to comply with requests for information pursuant to Rule 144A.

Section 3.7. Mutilated, Destroyed, Lost or Stolen Notes.

(a)	If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of a Note, then the Issuer will execute and, upon Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same principal amount in exchange for or in lieu of such Note so long as (i) the Indenture Trustee receives such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that such Note has been acquired by a protected purchaser, as defined in Section 8-303 of the applicable UCC and (iii) the requirements of Section 8-405 of the applicable UCC are met. However, if any such destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within fifteen (15) days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Payment Date on which the Note has been redeemed pursuant to Section 3.13 without surrender of such Note. If a protected purchaser of the original Note in lieu of which such replacement Note was issued (or such payment made) presents for payment such original Note, the Issuer and the Indenture Trustee will be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note (or such payment) from such Person to whom such replacement Note (or such payment) was delivered or any assignee of such Person, except a protected purchaser, and will be entitled to recover upon the security or indemnity provided for such replacement Note (or such payment) for any cost, expense, loss, damage, claim or liability incurred by the Issuer or the Indenture Trustee in connection with such replacement Note (or such payment).

(b)	Upon the issuance of any replacement Note under Section 3.7(a), the Issuer may require the Noteholder of such Note to pay an amount sufficient to cover any tax or other governmental charge imposed.

(c)	Each replacement Note issued pursuant to Section 3.7(a) will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be enforceable by anyone and, except as otherwise provided in this Indenture, will be entitled to all the benefits of this Indenture.

(d)	The provisions of this Section 3.7 are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.8. Persons Deemed Owners. With respect to any date of determination, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as of such date as the owner of such Note for the purpose of receiving payments of principal of and any interest on such Note and for all other purposes, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee will be affected by notice to the contrary.

Section 3.9. Payment of Principal and Interest.

(a)	The Notes will accrue interest at the applicable Note Rate. Interest on the Note will be due and payable on each Payment Date as specified in such Note. Interest on the Class A-1 Notes will be computed on the basis of actual days elapsed in the related Interest Period and a 360-day year. Interest on the Class A-2 Notes and the Class B Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)

Interest and principal payments on the Notes will be made ratably to the Noteholders entitled to such payments. On each Payment Date, distributions to be made with respect to interest on and principal of the Definitive Notes will be paid to the Registered Noteholder (i) if such Noteholder has provided to the Note Registrar appropriate instructions at least five Business Days before such Payment Date (which instructions will remain in effect until the Noteholder provides new instructions to the Note Registrar in accordance with this Section) and the aggregate original principal amount of such Noteholder’s Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of such Noteholder or (ii) by check mailed first class mail, postage prepaid, to such Registered Noteholder’s address as it appears on the Note Register on the related Record Date. Distributions to be made with respect to interest on and principal of Book-Entry Notes will be paid to the Registered Noteholder by wire transfer in immediately available funds to the account designated by the nominee of the Clearing Agency. However, the final installment of principal (whether payable by wire transfer or check) of each Note on the Payment Date on which the Notes are being redeemed pursuant to Section 3.13 or the applicable Maturity Date will be payable only upon presentation and surrender of such Note. The Indenture Trustee will notify each Registered Noteholder of the date on which the Issuer expects that the final installment of principal of and interest on such Registered Noteholder’s Notes will be paid not later than ten days before such date. Such notice will specify the place where such Notes may be presented and surrendered for payment of such installment. All funds paid by wire transfers or checks that are returned undelivered will be held in accordance with Section 4.5(c).

(c)	The principal of each Note will be payable in installments on each Payment Date as specified in such Note. The entire unpaid Note Balance for any Class will be due and payable on the earlier of the applicable Maturity Date and the Payment Date on which the Notes are being redeemed pursuant to Section 3.13. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 7.2.

(d)	All amounts applied as principal payments on the Notes will be paid sequentially to the Class A-1 Noteholders until the Note Balance of the Class A-1 Notes has been reduced to zero, then to the Class A-2 Noteholders until the Note Balance of the Class A-2 Notes has been reduced to zero, and then to the Class B Noteholders until the Note Balance of the Class B Notes has been reduced to zero.

Section 3.10. Cancellation. Any Person seeking to surrender a Note for payment, registration of transfer, exchange or redemption will deliver such Note to the Indenture Trustee. The Indenture Trustee will promptly cancel all Notes it receives that have been surrendered for payment, registration of transfer or exchange, or redemption. The Issuer may deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered under this Indenture which the Issuer may have acquired in any manner, and the Indenture Trustee will promptly cancel such Notes. No Notes will be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.10. The Indenture Trustee may hold or dispose of all cancelled Notes in accordance with its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it (so long as such Notes have not been disposed of previously by the Indenture Trustee).

Section 3.11. Authenticating Agents.

(a)	The Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuances, transfers and exchanges under Sections 3.2, 3.6, 3.7 and 9.5, as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 3.11 is deemed to be the authentication of Notes “by the Indenture Trustee.”

(b)	Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which an Authenticating Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent under this Indenture without the execution or filing of any document or any further act.

(c)	An Authenticating Agent may resign by giving notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and will notify the Owner Trustee of any such appointment.

(d)	Sections 8.2 and 8.4 will apply to each Authenticating Agent.

Section 3.12. Note Paying Agents.

(a)	The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee specified in Section 8.11(a). The Note Paying Agents will have the power to make distributions from the Collection Account and Reserve Account.

(b)	Any Person into which a Note Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which a Note Paying Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of a Note Paying Agent, will be the successor of such Note Paying Agent under this Indenture without the execution or filing of any document or any further act.

(c)	A Note Paying Agent may resign by giving notice of resignation to the Indenture Trustee, the Depositor and the Issuer. The Indenture Trustee may terminate the agency of a Note Paying Agent by giving notice of termination to such Note Paying Agent, the Depositor and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Note Paying Agent and will notify the Depositor and the Issuer of any such appointment.

(d)	Sections 8.2 and 8.4 will apply to each Note Paying Agent.

Section 3.13. Optional Redemption of the Notes.

(a)	The Notes are subject to redemption in whole, but not in part, at the written direction of the Servicer on any Payment Date on which the Servicer exercises its option to purchase the Collateral pursuant to Section 3.4 of the Sale and Servicing Agreement. After the Servicer notifies the Indenture Trustee that it will exercise its option pursuant to Section 3.4 of the Sale and Servicing Agreement, the Indenture Trustee will promptly notify the Noteholders:

(i)	of the outstanding Note Balance to be prepaid as of the most recent Payment Date and that the Notes plus accrued and unpaid interest on such Notes at the applicable Note Rate to the Payment Date on which the Notes will be redeemed will be paid in full;

(ii)	of the place where such Notes are to be surrendered for final payment (which will be the office or agency of the Issuer maintained as provided in Section 5.1(h) or the Corporate Trust Office of the Indenture Trustee; and

(iii)	that on the date that the Notes are redeemed, the Note Balance together with accrued interest thereon and all other sums due under this Indenture will become due and payable upon the Notes and that interest on the Notes will cease to accrue from and after the date that the Notes are redeemed, unless the Issuer defaults in the payment of the Notes on such date.

(b)	The Issuer will cause the Servicer to deposit in the Collection Account, by 10:00 a.m. (New York City time) on the Payment Date that the Notes are to be redeemed, the Purchase Price, whereupon all such Notes will be paid in full on the date that the Notes are redeemed.

(c)	On the date that the Notes are redeemed, the Note Balance of the Notes will be due and payable and interest on the Notes will cease to accrue from and after the date that the Notes are redeemed, unless the Issuer defaults in the payment of the Notes on the such date. Upon redemption, the Indenture Trustee agrees to execute (at the written request and expense of the Issuer) any and all instruments reasonably requested of it to release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to any funds then on deposit in the Collection Account or Reserve Account under this Indenture.

ARTICLE IV

DISTRIBUTIONS

Section 4.1. Application of Collections. The Indenture Trustee will apply all Collections received by it as provided in this Indenture and the Sale and Servicing Agreement.

Section 4.2. Collection Account, Collections. A Collection Account has been established pursuant to Section 4.1(a) of the Sale and Servicing Agreement. The Indenture Trustee shall have control over the Collection Account and all monies, instruments and other property from time to time in the Collection Account within the meaning of the applicable UCC. On each Payment Date, all interest and earnings (net of losses and reasonable investment expenses) on funds on deposit in the Collection Account shall be applied as Collections in accordance with Sections 4.5(a) and (b). On the applicable Maturity Date or any date on which the Notes are redeemed pursuant to Section 3.13, any funds remaining on deposit in the Collection Account shall be paid to the Certificateholder. The Indenture Trustee shall make payments to the Certificateholder pursuant to Section 4.5 in accordance with payment instructions delivered to the Indenture Trustee by Certificate Register on the Closing Date and from time to time thereafter.

Section 4.3. Reserve Account. A Reserve Account has been established pursuant to Section 4.1(b) of the Sale and Servicing Agreement. The Indenture Trustee shall have control over the Reserve Account and all monies, instruments and other property from time to time in the Reserve Account within the meaning of the applicable UCC. On or before each Payment

Date, the Indenture Trustee will withdraw from the Reserve Account the Reserve Account Withdrawal Amount and deposit such amount into the Collection Account as indicated on the related Servicer Report delivered pursuant to Section 3.7 of the Sale and Servicing Agreement. On the latest Maturity Date for all Classes, any date on which the Notes are redeemed pursuant to Section 3.13 or upon the acceleration of the entire unpaid principal amount of the Notes following an Event of Default, the Indenture Trustee will withdraw from the Reserve Account any funds remaining on deposit in the Reserve Account and deposit such amounts into the Collection Account to be applied in accordance with Section 4.5.

Section 4.4. Lock-Box Accounts. All Obligors in respect of Pool Receivables sold or contributed to the Issuer pursuant to the Sale and Servicing Agreement and pledged under this Indenture have been instructed to make payment to the Lock-Box Account pursuant to Section 6.2(f) of the Sale and Servicing Agreement. The names and addresses of the Lock-Box Bank, together with the account number of the Lock-Box Account at the Lock-Box Bank, are specified on Schedule III, as such schedule may be updated by notice from the Issuer to the Indenture Trustee as provided in Section 5.1(o) hereof.

Section 4.5. Priority of Distribution.

(a)	Prior to the occurrence of an Event of Default and an acceleration of the entire unpaid principal amount of the Notes and so long as the Indenture Trustee has received the Servicer Report by the related Determination Date or, in any event, not later than the opening of business on the related Payment Date, the Indenture Trustee, based on information contained in the most recent Servicer Report, will make the following withdrawals from the Collection Account on such Payment Date and make deposits and payments on each Payment Date, to the extent of Available Amounts on deposit in the Collection Account with respect to such Payment Date, in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as otherwise specified):

First	to the Servicer, any unreimbursed Servicer Advances, as defined in Section 3.6 of the Sale and Servicing Agreement, in respect of a prior Collection Period;

Second	if a successor servicer is being appointed, or if the Back-Up Servicer is assuming the duties of the Servicer, to the successor servicer or the Back-Up Servicer, as applicable, the costs and expenses associated with the appointment of such successor servicer and the transition relating thereto (which amount shall not, taken in the aggregate with all other amounts withdrawn for such purpose, exceed $50,000 in aggregate for the life of the transaction);

Third	to the Servicer, (i) the Servicing Fee then due, together with any accrued and unpaid Servicing Fees from prior Collection Periods and (ii) expenses of the Servicer, such expenses not to exceed $50,000 in the aggregate for the life of the transaction;

Fourth	to the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian, pro rata based on the amounts so due, (i) the Indenture Trustee Fees, Back-Up Servicing Fees, Owner Trustee Fees and Custodian Fees then due, together with any unpaid Indenture Trustee Fees, Back-Up Servicing Fees, Owner Trustee Fees and Custodian Fees from prior Collection Periods and (ii) expenses and indemnities of the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian, such expenses and indemnities not to exceed, $100,000 per party per annum (with the Back-Up Servicer and Custodian deemed to be one party for purposes of this priority Fourth for so long as one Person is serving in both such capacities);

Fifth	to pay accrued and unpaid interest on the Class A Notes ratably based on the amount of accrued and unpaid interest due and owing on the Class A-1 and Class A-2 Notes on such Payment Date;

Sixth	to pay principal on the Notes in an amount equal to the amount by which the Note Balance of the Class A Notes as of the prior Payment Date (or as of the Closing Date in the case of the first Payment Date) exceeds the Pool Balance at the end of the related Collection Period, in the priority described in Section 3.9(d); provided, that on and after the Maturity Date for each class of Class A Notes, this amount will equal the Note Balance of that Class of Class A Notes until paid in full;

Seventh	to pay accrued and unpaid interest on the Class B Notes;

Eighth	to pay principal on the Notes in an amount equal to the amount by which the Note Balance of the Class A and Class B Notes as of the prior Payment Date (or as of the Closing Date in the case of the first Payment Date) (after giving effect to the payments made pursuant to priority Sixth above) exceeds the Pool Balance at the end of the related Collection Period, in the priority described in Section 3.9(d); provided, that on and after the Maturity Date for the Class B Notes, this amount will equal the Note Balance of the Class B Notes until paid in full;

Ninth	to the Reserve Account, an amount equal to the excess of the Required Reserve Account Amount over the remaining balance in the Reserve Account after giving effect to any payments made on such Payment Date;

Tenth	to pay (a) prior to the occurrence and continuation of a Trigger Event, the Scheduled Investor Principal Amount or (b) during the continuation of a Trigger Event, all remaining amounts, if any, in each case, as payments of principal on each Class of Notes in the priority specified in Section 3.9(d) (after giving effect to the payments made pursuant to priorities Sixth and Eighth above);

Eleventh	to the Indenture Trustee, Back-Up Servicer, Custodian and Owner Trustee all amounts due and not paid pursuant to priority Fourth by reason of the limitation in such clause, pro rata, based on the amounts due and not paid; and

Twelfth	to the Certificateholder, all remaining amounts, if any.

(b)	Following the acceleration of the entire unpaid principal amount of the Notes after the occurrence of an Event of Default, the proceeds of the liquidation of the Collateral and any amounts on deposit in the Reserve Account will be deposited into the Collection Account, and all amounts on deposit in the Collection Account will be distributed in the following priority on the related Payment Date:

First	to the Servicer, any unreimbursed Servicer Advances in respect of a prior Collection Period;

Second	if a successor servicer has been appointed, or if the Back-Up Servicer has assumed the duties of the Servicer, to the successor servicer or the Back-Up Servicer, as applicable, the reasonable costs and expenses associated with the appointment of such successor servicer and the transition relating thereto;

Third	to the Servicer, the Servicing Fee then due, together with any accrued and unpaid Servicing Fees from prior Collection Periods;

Fourth	to the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian, pro rata based on the amounts so due, (i) first, the Indenture Trustee Fees, Back-Up Servicing Fees, Owner Trustee Fees and Custodian Fees then due, together with any unpaid Indenture Trustee Fees, Back-Up Servicing Fees, Owner Trustee Fees and Custodian Fees from prior Collection Periods and (ii) second, expenses and indemnities of the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian; provided, that following the acceleration of the maturity of the Notes after the occurrence of an Event of Default described in Section 7.1(d) or (e), such expenses and indemnities shall not exceed, with respect to the Indenture Trustee, $300,000 per annum and with respect to the Back-Up Servicer, Owner Trustee and Custodian, $100,000 per party per annum (with the Back-up Servicer and Custodian deemed to be one party for purposes of this priority Fourth for so long as one person is serving in both such capacities);

Fifth	to pay accrued and unpaid interest on the Class A Notes ratably based on the amount of accrued and unpaid interest due and owing on the Class A-1 Notes and Class A-2 Notes;

Sixth	to pay accrued and unpaid interest on the Class B Notes;

Seventh	to pay principal on the Notes in the priority described in Section 3.9(d);

Eighth	to the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian, expenses and indemnities of the Indenture Trustee, Back-Up Servicer, Owner Trustee and Custodian, pro rata based on the amounts so due and not paid above, all amounts due and not paid pursuant to priority Fourth above by reason of any limitation in such clause; and

Ninth	to the Certificateholder, all remaining amounts, if any.

(c)	All amounts payable by the Issuer under this Indenture and the other Transaction Documents shall be subject to, and all funds available to the Issuer shall be applied in accordance with, the priorities set forth in Section 4.5(a) and (b), provided, however, that the foregoing provision shall not affect or constitute a waiver of any Event of Default if such funds are insufficient to pay in full when due any amount which is payable by the Issuer hereunder or under any other Transaction Document.

(d)	Collections Held in Trust. (i) If at any time the Issuer shall receive any Collections other than through payment into the Lock-Box Account, the Issuer shall promptly (but in any event within two (2) Business Days of receipt thereof) remit or cause to be remitted all such Collections to the applicable Lock-Box Account. All Collections received by the Issuer and all Collections held by the Servicer in the Lock-Box Account pursuant to the Sale and Servicing Agreement, shall be held by such Person in trust for the exclusive benefit of the Indenture Trustee and the Noteholders. No portion of the Note Balance shall be deemed repaid by any amount of the Collections held in trust by the Issuer or the Servicer, as applicable, unless such amount is finally paid by the Indenture Trustee in accordance with Sections 4.5(a) or (b).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 5.1. Representations by the Issuer. Unless otherwise provided herein, the Issuer represents and warrants to the Indenture Trustee and the Noteholders that on the Closing Date:

(a)	Corporate Existence and Power. The Issuer:

(i)

will keep in full effect its existence, rights and franchises as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (unless it becomes, or any successor Issuer under this Indenture is or becomes, organized under the laws of any other state or of the United States, in which the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral;

(ii)	is not organized under the Laws of any other jurisdiction or governmental authority;

(iii)	has all power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect); and

(iv)	is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)	Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by it of this Indenture and the other Transaction Documents to which it is a party: (i) are within its powers, (ii) have been duly authorized, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by this Indenture which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene or constitute a default under (1) its formation documents, (2) any Law applicable to it, (3) any material contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (v) will not result in the creation or imposition of any Lien (other than Permitted Liens created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the other Transaction Documents, which could reasonably be expected to have a Material Adverse Effect.

(c)	Binding Effect. Each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding in equity or at law.

(d)

Accuracy of Information. All written information heretofore furnished by it to any Noteholder, the Indenture Trustee or in connection with this Indenture or any transaction contemplated hereby is, and all such written information furnished by it to the Noteholders or the Indenture Trustee is, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(e)	Tax Status. It has (i) filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except for taxes, assessments and other governmental charges that are being contested in good faith through appropriate Proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP and (iii) no tax lien has been filed and to its knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(f)	Action, Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or Proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g)	Use of Proceeds. No proceeds in connection of the Notes shall be used by it (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (iii) for any other purpose that violates Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(h)	Maintenance of Office or Agency. The Issuer will maintain an office or agency in St. Paul, Minnesota, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer initially appoints the Indenture Trustee to serve as its agent for such purposes. The Issuer will promptly notify the Indenture Trustee of any change in the location of such office or agency. If the Issuer fails to maintain any such office or agency or fails to furnish the Indenture Trustee with the address of such office or agency, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands

(i)	Subsidiaries; Tradenames, Etc. As of the Closing Date: (i) it has no Subsidiaries and divisions; and (ii) it has not operated under any tradenames and has not changed its name, merged with or into or consolidated with any other Person or been the subject of any Proceeding under the Bankruptcy Code.

(j)	Security Interest. On the Closing Date, the Indenture Trustee shall acquire and hold a valid and enforceable first priority perfected security interest in each Pool Receivable and all other Collateral free and clear of any Lien, other than Permitted Liens.

(k)	Nature of Pool Receivable. Each Pool Receivable satisfied the definition of Eligible Receivable set forth herein on the Closing Date or on a Substitution Date.

(l)	No Event of Default. No event exists and no condition exists, or would constitute a Default, Event of Default or Servicer Default.

(m)	Not an Investment Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(n)	ERISA. Neither the Issuer nor any ERISA Affiliate (i) maintains any “pension plan” (as defined in Section 3(2) of ERISA) or (ii) contributes to any “multiemployer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

(o)	Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks are specified in Schedule III, as updated by the Issuer from time to time by notice from the Issuer or the Servicer to the Indenture Trustee. To the extent that there is more than one Lock-Box Account, Schedule III will indicate, by Contract number, to which Lock-Box Account funds received on a related Pool Receivable will be deposited. All Obligors have been instructed to make payment in respect of the Pool Receivables to a Lock-Box Account. The Issuer shall at all times have the ability to identify and segregate, in accordance with the terms of the Lock-Box Intercreditor Agreement, all of the Collections from other funds on deposit in each Lock-Box Account within five (5) Business Days after receipt of such Collections.

(p)	Transfers Under Sale and Servicing Agreement. Each Pool Receivable has been purchased by it from the Depositor pursuant to, and in accordance with, the terms of the Sale and Servicing Agreement.

(q)	Preference; Voidability. The Issuer shall have given reasonably equivalent value to the Depositor in consideration for the transfer to it of the Pool Receivables under the Sale and Servicing Agreement and such transfer shall not have been made for or on account of an antecedent debt owed by the Depositor to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(r)	Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Issuer contained in the Transaction Documents (other than this Indenture) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Indenture Trustee and the Noteholders as if the same were set forth in full herein.

(s)	Perfection Representations. The Issuer is the owner of all of the Pool Receivables listed on Schedule I and other Collateral, free and clear of all Liens (other than Permitted Liens). The Issuer further represents:

(i)	General.

(1)	The Pool Receivables constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the applicable UCC.

(2)	The Issuer has taken all steps or commenced procedures necessary to perfect its security interest against the Obligors and the Equipment securing the Pool Receivables; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(3)	The Issuer has received all consents and approvals required by the terms of the Pool Receivables to the pledge of a security interest in the Pool Receivables hereunder to the Indenture Trustee (for the benefit of the Noteholders).

(ii)	Creation. The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien of any Person, excepting other Permitted Liens and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

(iii)	Perfection.

(1)	The Issuer has caused or commenced procedures for the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law and taken all other action or commenced procedures necessary in order to perfect (i) the sale of the Collateral from the Depositor to the Issuer, and (ii) the first priority security interest in the Collateral granted to the Indenture Trustee (for the benefit of the Noteholders) hereunder (provided, that no representation is made herein with respect to creation, ownership or perfection of any security interest in goods or other assets pledged by an Obligor (other than the Equipment); provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(2)	With respect to the Collection Account and the Reserve Account, the Issuer has taken all steps or commenced procedures necessary to cause the Indenture Trustee (for the benefit of the Noteholders) to become the account holder of such accounts.

(iv)	Priority.

(1)	Other than the transfer of the Sold Assets (as defined in the Purchase Agreement) from the Originator to the Depositor under the Purchase Agreement and the transfer of the Sold Assets (as defined in the Sale and Servicing Agreement) from the Depositor to the Issuer under the Sale and Servicing Agreement and the security interest granted to the Indenture Trustee (for the benefit of the Noteholders) pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of, nor is aware of any financing statements against the Issuer, the Depositor or the Originator that include a description of collateral covering the Collateral other than any financing statement relating to the transfer of Sold Assets under the Purchase Agreement and the transfer of Sold Assets under the Sale and Servicing Agreement or the security interest granted to the Indenture Trustee (for the benefit of the Noteholders) hereunder or that has been or is being terminated in connection with the execution of this Indenture. The Issuer is not aware of any judgment or tax lien filings against the Issuer. Accordingly, the Indenture Trustee holds a first priority perfected security interest in all of the Collateral.

(2)	With respect to Collateral which constitute “tangible chattel paper” or “instruments” within the meaning of the applicable UCC, the Custodian, as agent for the Issuer, has in its possession all original copies of the instruments that constitute or evidence the Collateral and the Issuer has received a written acknowledgement from the Custodian that the Custodian is holding such Collateral solely on behalf of and for the benefit of the Indenture Trustee (for the benefit of the Noteholders). The Contracts and instruments that constitute or evidence the Collateral do not have any marks or notation indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee (for the benefit of the Noteholder). All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee (for the benefit of the Noteholder) in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement which is not permitted under this Indenture will violate the rights of the Indenture Trustee (for the benefit of the Noteholders).”

(v)	Survival of Perfection Representations. Notwithstanding any other provision of this Indenture or any other Transaction Document, the Perfection Representations shall be continuing, and remain in full force and effect, until the occurrence of the Maturity Date for all Classes.

(vi)	No Waiver. The Issuer: (i) shall not, without obtaining the consent of the Indenture Trustee waive any of the Perfection Representations; (ii) shall provide the Indenture Trustee and each Rating Agency with prompt written notice of any breach of these perfection representations, and shall not, without obtaining the consent of the Indenture Trustee waive a breach of any of these perfection representations.

(t)	Rule 17g-5. Each of CCG and the Issuer has complied with the representations, certifications and covenants made by each of them to each Rating Agency in connection with the engagement of each Rating Agency to issue and monitor a credit rating on the Notes, including any certification provided to each Rating Agency in connection with Rule 17g-5(a)(iii) of the Exchange Act (“Rule 17g-5”). CCG and the Issuer are the parties responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Notes.

(u)	Compliance with Law. It has complied with all Applicable Laws to which it may be subject (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(v)	Schedule of Pool Receivables. The schedule of Pool Receivables listed on Schedule I hereto is true and correct as of the date hereof.

ARTICLE VI

COVENANTS

Section 6.1. Affirmative Covenants of the Issuer. At all times from the Closing Date to the latest Maturity Date for any Class, unless the Noteholders shall otherwise consent in writing, the Issuer hereby covenants and agrees with the Noteholders and the Indenture Trustee:

(a)	Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the Notes and this Indenture. Amounts withheld under the Internal Revenue Code or any State or local tax law by any Person from a payment to any Noteholder will be considered as having been paid by the Issuer to such Noteholder.

(b)

Reporting Requirements. On each Determination Date (or, in any event no later than the opening of business on the related Payment Date), the Issuer, or the Servicer on its behalf, shall deliver a monthly Servicer Report to (i) the Issuer and the Indenture Trustee, (ii) each Rating Agency, and (iii) the Back-up Servicer detailing, among other things, (a) the Servicer’s Tangible Net Worth, calculated as of the end of the preceding calendar quarter and updated in the second Servicer Report delivered following the end of each calendar quarter and (b) amounts received on the Pool Receivables in respect of the immediately preceding Collection Period and available for payment on the Payment Date. Upon receipt of the Servicer Report, the Indenture Trustee shall make available such Servicer Report to the Noteholders through the Indenture Trustee’s website, which is initially located at www.usbank.com/abs.

(c)	Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Issuer’s or Servicer’s (and, if the Originator is not the Servicer, the Originator), as applicable, Responsible Officer stating that (1) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Issuer, Servicer (and, if the Originator is not the Servicer, the Originator) and its Subsidiaries as applicable and (2) to the best of such Person’s knowledge, no Event of Default or Servicer Default exists, or if any Event of Default or Servicer Default exists, stating the nature and status thereof.

(d)	Notice of Event of Defaults or Potential Event of Defaults; Etc. (1) As soon as possible and in any event within two (2) Business Days after the Issuer obtains knowledge of the occurrence of an Event of Default or a potential Event of Default, the Issuer shall provide a statement of a Responsible Officer of the Issuer setting forth details of such Event of Default and the action which the Issuer proposes to take with respect thereto, which information shall be updated promptly from time to time; (2) promptly and in any event within two (2) Business Days after the Issuer obtains knowledge thereof, notice of any litigation, investigation or Proceeding that may exist at any time between the Issuer and any Person that could reasonably be expected to result in a Material Adverse Effect or any litigation or Proceeding relating to any Transaction Document; and (3) promptly and in any event within two (2) Business Days after the Issuer obtains knowledge thereof, notice of a Material Adverse Effect.

(e)	Change in Credit and Collection Policy. Within five (5) Business Days of the date on which any material amendment to the Credit and Collection Policy is made, the Servicer shall provide the Issuer, each Rating Agency and the Indenture Trustee with a copy of the Credit and Collection Policy then in effect indicating such change or amendment, provided, however, that no such material amendment or modification to the Credit and Collection Policy shall be effective without the prior written consent of the Majority Holders. Section 6.3(c) of the Sale and Servicing Agreement provides guidance as regards “material” for this purpose.

(f)	Change in Accountants or Accounting Policy. Promptly, the Issuer shall provide prior notice to the Indenture Trustee of any change in the accountants or material change in the accounting policy of the Issuer.

(g)	Other Information. Such other information (including non-financial information) as the Indenture Trustee may from time to time reasonably request with respect to the Originator, the Issuer or any Subsidiary of the Originator, in order to perform its duties and obligations under this Indenture.

(h)	SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer (if the Servicer is CCG), or any of its Subsidiaries, filed with the Securities and Exchange Commission and provided to the Issuer pursuant to the Sale and Servicing Agreement.

(i)	Conduct of Business; Ownership. The Issuer shall carry on and conduct its business as set forth in the Trust Agreement and do all things necessary to remain duly organized, validly existing and in good standing as a Delaware statutory trust and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to have such authority would not have a Material Adverse Effect.

(j)	Compliance with Laws, Etc. The Issuer shall comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence as a Delaware statutory trust, rights, franchises, qualifications and privileges except where failure to so comply would not have a Material Adverse Effect.

(k)	Furnishing of Information and Inspection of Records. The Issuer shall at any time during regular business hours, upon reasonable notice, as requested, permit the Indenture Trustee to, (i) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pool Receivables or other Collateral or (ii) visit the offices and properties of the Issuer for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Collateral or the Issuer’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which such Person is a party with any of the officers, directors, or in the presence of an officer, employees or independent public accountants, of the Issuer, having knowledge of such matters. Prior to the occurrence of an Event of Default, such audits shall be limited to one audit per calendar year and all expenses related to such audit shall be borne by the party conducting the audit.

(l)	Keeping of Records and Books of Account. The Issuer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of substantially all new Contracts and all Collections of and adjustments to each existing Contract). The Servicer may perform the foregoing obligations on behalf of the Issuer.

(m)

Performance and Compliance with Contracts and Credit and Collection Policy. The Issuer shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts as is customary for its business practices and the Issuer shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Contract. The Servicer may perform the foregoing obligations on behalf of the Issuer.

(n)	Instructions to the Obligors. The Issuer shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or to post office boxes to which only Lock-Box Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the applicable Lock-Box Bank and deposited into a Lock-Box Account on a daily basis. The Servicer may perform the foregoing obligations on behalf of the Issuer.

(o)	Sale Treatment. The Issuer shall not account for, or otherwise treat, the purchase and sale contemplated by the Sale and Servicing Agreement in any manner other than as a sale by the Depositor to the Issuer (except to the extent otherwise required (i) for United States federal income tax purposes under the Internal Revenue Code or (ii) by the application of consolidated financial reporting principles under GAAP).

(p)	Separate Business; Nonconsolidation. The Issuer shall not (i) engage in any business not permitted by the Trust Agreement or (ii) conduct its business or act in any other manner which is inconsistent with the Transaction Documents. The officers and directors of the Issuer (as appropriate) shall make decisions with respect to the business and daily operations of the Issuer independent of and not dictated by the Originator or any other controlling Person except as contemplated by the servicing arrangements under the Transaction Documents.

(q)	Organizational Documents. The Issuer shall only amend, alter, change or repeal the Trust Agreement and any formation documents with the prior written consent of the Indenture Trustee or the Noteholders. The Issuer shall maintain its organizational documents in conformity with this Indenture, such that its organizational documents, at all times that this Indenture is in effect, provide for not less than three (3) days’ prior written notice to the Indenture Trustee of the replacement or appointment of any Owner Trustee.

(r)	Ownership Interest, Etc. The Issuer shall, at its expense, take all action necessary or desirable to establish and maintain a perfected security interest in favor of the Indenture Trustee for the benefit of the Noteholders in the Collateral free and clear of any Lien (other than Permitted Liens), including taking such action to perfect, protect or more fully evidence the security interest of the Indenture Trustee, as the Indenture Trustee may reasonably request.

(s)

Enforcement of Sale and Servicing Agreement; Amendment to Sale and Servicing Agreement. The Issuer, on its own behalf and on behalf of the Indenture Trustee and the Noteholders, shall promptly enforce all covenants and obligations of the Depositor and Servicer contained in the Sale and Servicing Agreement. The Issuer shall not, without prior written consent of the Noteholders, give any consents, approvals, directions, notices, waivers or otherwise take other similar actions under the Sale and Servicing Agreement or cancel, terminate, amend, modify, or supplement the Sale and Servicing Agreement or waive any provision thereof; nor shall the Issuer take any other action under the Sale and Servicing Agreement; in each case that would have a Material Adverse Effect on the Indenture Trustee or the Noteholders or which would violate the terms of this Indenture.

(t)	Notes. Until such time as the UCC of each state of the United States is amended in order to permit perfection of security interests in promissory notes and other instruments executed by Obligors in connection with each Contract by the filing of financial statements under the applicable UCC, (i) the Issuer shall maintain, or cause to be maintained, all of the promissory notes and other instruments evidencing the Contracts in the state of North Carolina, Illinois, New York and the state in which the Custodian maintains the Custodian Files, except as necessary to enforce any such notes or instruments; and (ii) the Issuer will deliver all such notes and instruments to the Custodian.

(u)	Deposits to Collection Account. The Issuer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections or Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables. The Issuer shall at all times direct the Intercreditor Master Agent, and provide written disbursement instructions to the Intercreditor Master Agent directing it, to disburse funds from the Lock-Box Account which is subject to the Lock-Box Intercreditor Agreement to the Collection Account in accordance with Section 4(f) of the Lock-Box Intercreditor Agreement.

(v)	Use of Proceeds. The Issuer will use the proceeds of the Notes only to acquire the Pool Receivables and the Related Security in accordance with the terms of the Sale and Servicing Agreement and to pay expenses related to such acquisitions and the pledge hereunder.

(w)	Taxes. The Issuer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such the Issuer).

(x)	Insurance. The Issuer will, or will cause the Servicer to, cause the related Obligors to maintain the following types of insurance: with respect to a Pool Receivable that is a lease, liability and property damage and with respect to a Pool Receivable that is a loan, property damage on the Equipment in accordance commensurate with insurance maintained by companies engaged in similar lines of business.

(y)	Custodian File. By the Closing Date or within ten Business Days following any related Substitution Date, the Issuer, or the Servicer on its behalf, shall cause to be delivered to the Custodian an accurate and complete Custodian File for each Receivable which was sold or substituted, as applicable, on the Closing Date or Substitution Date. Each Custodian File shall be clearly marked with a Contract number, which shall be used by the Issuer and the Indenture Trustee to identify such Contract.

(z)	Rule 17g-5. Each of CCG and the Issuer will comply with the representations, certifications and covenants made by it in the engagement letter with each Rating Agency, including any representation, certification or covenant provided by it to each Rating Agency in connection with Rule 17g-5, and will make accessible to any non-hired nationally recognized statistical rating organization all information provided by it to each Rating Agency in connection with the issuance and monitoring of the credit ratings on the Notes in accordance with Rule 17g-5.

Section 6.2. Negative Covenants of the Issuer. At all times from the Closing Date to the latest Maturity Date for any Class, unless the Noteholders shall otherwise consent in writing, the Issuer hereby covenants and agrees with the Indenture Trustee as follows:

(a)	No Sales, Liens, Etc.

(i)	Except as otherwise provided herein, the Issuer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon, or file any financing statement with respect to: (1) any of the Collateral, or (2) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Related Security, or assign any right to receive income in respect thereof; provided, that the Issuer may substitute Pool Receivables in accordance with Section 3.3 of the Sale and Servicing Agreement; provided, that any Substituted Receivable is an Eligible Receivable as of the related Substitution Date; and

(ii)	the Issuer shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold to it by the Depositor pursuant to the Sale and Servicing Agreement) to, any Person other than as otherwise expressly provided for in the Transaction Documents.

(b)	No Subsidiaries, Mergers, Etc. The Issuer shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person or dissolve or terminate; or create, acquire, have, maintain or hold or own any equity interest in any other Person; or acquire or own any material assets other than the Collateral.

(c)

Change in Payment Instructions to Obligors. The Issuer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule III or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or to the Collection Account, and (ii) the Indenture Trustee and the Noteholders shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Noteholders shall not have objected thereto.

(d)	Change of Name, Etc. The Issuer shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or any other change which, in the case of any of the foregoing, could render any UCC financing statement filed in connection with this Indenture or any other Transaction Document to become “seriously misleading” under the applicable UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Issuer delivers to the Indenture Trustee such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the Indenture Trustee’s security interests in the Collateral. The Issuer will not become or seek to become organized under the laws of more than one jurisdiction.

(e)	Other Debt. Except as provided herein, the Issuer shall not create, incur, assume or suffer to exist any Indebtedness or any other liability (whether direct or contingent, including guaranteeing any obligation), whether current or funded, other than (i) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Sale and Servicing Agreement or for the purchase price of the Pool Receivables and other Collateral under the Sale and Servicing Agreement, or (ii) taxes and expenses incurred in the ordinary course of business.

(f)	Payment to the Depositor. The Issuer shall not purchase any Pool Receivable other than through, under, and pursuant to the terms of, the Sale and Servicing Agreement.

(g)	Restricted Payments. The Issuer shall not (i) lend or advance any funds or (ii) repay any loans or advances to, for or from any Person.

ARTICLE VII

EVENT OF DEFAULT

Section 7.1. Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)	failure of the Issuer to pay interest due on any of the Class A Notes, or if no Class of Class A Notes is Outstanding, the Class B Notes in accordance with Section 4.5(a) when the same becomes due and payable on each Payment Date, and such failure continues for a period of five (5) Business Days or more after the related Payment Date;

(b)	failure of the Issuer to pay the Note Balance of any Note by the applicable Maturity Date or on any Payment Date on which the Notes are to be redeemed in full pursuant to Section 3.13;

(c)	the occurrence of an Event of Bankruptcy with respect to the Issuer;

(d)	the Issuer becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(e)	any representation or warranty made by the Issuer in this Indenture incorrect in any material respect when made and continues to be incorrect in any material respect, or the Issuer breaches any covenant of the Issuer in this Indenture and such breach continues, in each case, for a period of 60 days after written notice from the Indenture Trustee or the Majority Holders and as a result of which the Majority Holders’ interests are materially and adversely affected; provided, that, the Indenture Trustee shall not be obligated to determine materiality for purposes of this Section 7.1(e).

Section 7.2. Acceleration Following Event of Default.

(a)	Upon the occurrence of an Event of Default, the Indenture Trustee may and, at the written direction of holders of at least 66.67% of the Note Balance of the Controlling Class, shall, by notice to the Issuer, declare all amounts due under the Notes and all accrued interest thereof, immediately due and payable. If an Event of Default specified in Section 7.1(c) occurs, all unpaid principal of and accrued and unpaid interest on the Notes, and all other amounts payable under this Indenture, will automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder. Upon any such declaration or automatic acceleration, the Indenture Trustee will promptly notify each Noteholder and each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.

(b)

Upon any such declaration, the Indenture Trustee shall have, in addition to all other rights and remedies under this Indenture or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Laws, including, without limitation, the right to liquidate and realize on the Collateral or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law. However, the Indenture Trustee is prohibited from selling the Collateral or any portion thereof following an Event of Default and acceleration of the maturity of the Notes (unless such Event of Default relates to a default described in Sections 7.1(a) and (b) and the holders of at least 66.67% of the Note Balance of the Controlling Class consent to or direct the Indenture Trustee in writing to make such sale, or the proceeds of such sale would not be less than the sum of all amounts due under the Indenture), unless (i) the holders of all the Outstanding Notes consent to the sale, (ii) the anticipated proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if those obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of at least 66.67% of the Note Balance of the Notes.

(c)	Holders of at least 66.67% of the Note Balance of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul the declaration of acceleration of maturity and its consequences before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

(i)	the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay all payments of principal of and interest on the Notes and all other amounts that would then be due under this Indenture or upon the Notes if the Event of Default giving rise to such acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee and (C) pay all other outstanding fees and expenses of the Noteholder; and

(ii)	all Events of Default, other than the nonpayment of principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided by Section 7.14.

No rescission will affect any subsequent default or impair any right resulting from such rescission.

Section 7.3. Collection of Indebtedness by the Indenture Trustee.

(a)	The Issuer covenants that if an Event of Default under Section 7.1(a) or (b) occurs and continues, the Issuer, upon demand of the Indenture Trustee, will pay to the Indenture Trustee for the benefit of the Noteholders, such overdue amount with interest on any overdue principal at the applicable Note Rate and, to the extent lawful, with interest on any overdue interest at the applicable Note Rate. In addition, the Issuer covenants to pay, or to cause the Servicer to pay, the costs and expenses of collection, including all amounts owed to the Indenture Trustee under Section 8.7.

(b)	If the Issuer fails to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

Section 7.4. Trustee May File Proofs of Claim.

(a)	In case there is pending, relative to the Issuer, Proceedings under the Bankruptcy Code or any other federal or State bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee, irrespective of whether the Indenture Trustee has made any demand pursuant to Section 7.3, may:

(i)	file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee on behalf of the Noteholders allowed in such Proceedings (including any amounts due to the Indenture Trustee pursuant to Section 8.7);

(ii)	unless prohibited by applicable law, vote on behalf of the Noteholders in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;

(iii)	collect and receive any monies or other property payable or deliverable on any such claims and pay all amounts received with respect to the claims of the Noteholders, including such claims asserted by the Indenture Trustee on their behalf; and

(iv)	file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property.

Any trustee, liquidator, receiver or similar official in any such Proceeding is authorized by each Noteholder to make payments to the Indenture Trustee and, if the Indenture Trustee consents to the making of payments directly to such Noteholders, to pay to the Indenture Trustee an amount sufficient to cover all amounts owed to the Indenture Trustee under Section 8.7.

(b)	Except as provided in Section 7.4(a)(ii), this Indenture does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 7.5. Trustee May Enforce Claims Without Possession of Notes.

(a)	All rights of action and claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production of any of the Notes in any Proceeding relative to any of the Notes, and any such Proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the amounts owed to the Indenture Trustee under Section 8.7, will be for the benefit of the Noteholders in respect of which such judgment has been recovered.

(b)	In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Noteholders, and it will not be necessary to make any Noteholder a party to any such Proceeding.

Section 7.6. Remedies; Priorities

(a)	If the Notes have been accelerated under Section 7.2(a) the Indenture Trustee may do one or more of the following (subject to Section 7.7), and will upon written direction of the Majority Holders:

(i)	institute a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect to the Notes, enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii)	institute a Proceeding for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)	exercise any remedies of a secured party under the applicable UCC and take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)	sell or otherwise liquidate the Collateral or any portion of the Collateral or rights or interest in the Collateral at one or more public or private sales called and conducted in any manner permitted by law.

(b)	Any money or property collected by the Indenture Trustee following the occurrence of an Event of Default and an acceleration of the unpaid principal amount of the Notes, will be deposited into the Collection Account for distribution in accordance with Section 4.5(b) on the Payment Date following the Collection Period during which such amounts are collected.

(c)	Upon any sale or liquidation of the Collateral described in this Section 7.6, the Indenture Trustee will provide the Servicer with a right of first refusal to purchase such Collateral and the Servicer may purchase such Collateral for an amount equal to the aggregate principal balance of the Pool Receivables, provided, that such amount is sufficient to pay in full all amounts owed by the Issuer to the Noteholders including all principal of and accrued interest on the Note Balance.

Section 7.7. Optional Preservation of the Collateral. If the Notes have been accelerated under Section 7.2(a) and such declaration and its consequences have not been rescinded and annulled in accordance with Section 7.2(b), the Indenture Trustee may elect to maintain possession of the Collateral. It is the intention of the parties to this Indenture and the Noteholders that there at all times be sufficient funds for the payment of principal of and interest on the Notes. The Indenture Trustee will take such intention into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may (at the expense of the Issuer) obtain and rely upon an opinion of a nationally recognized independent investment banking firm or firm of certified public accountants as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose; provided, that the Indenture Trustee shall act at all times at the written direction of holders of at least 66.67% of the Note Balance of the Controlling Class.

Section 7.8. Limitation of Suits

(a)	No Noteholder has any right to institute any Proceeding with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(i)	such Noteholder has given notice to the Indenture Trustee of a continuing Event of Default;

(ii)	the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee under this Indenture and offered indemnity satisfactory to the Indenture Trustee;

(iii)	the Indenture Trustee has not received a direction not to take legal action from the Noteholders of at least 25% of the Note Balance of the Controlling Class; and

(iv)	the Indenture Trustee has failed to institute such Proceedings for 60 days after its receipt of such notice, request and offer of indemnity.

(b)	No Noteholder has any right to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner provided in this Indenture.

Section 7.9. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder has an absolute and unconditional right to receive payment of principal of and any interest on its Note on or after the respective due dates expressed in such Note or in this Indenture (or, in the case of redemption, on or after the date of redemption) in accordance with the provisions of this Indenture and of the other Transaction Documents and to institute a Proceeding for the enforcement of any such payment in accordance with Section 7.8. Such rights may not be impaired or affected without the consent of such Noteholder.

Section 7.10. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then the Issuer, the Indenture Trustee and the Noteholders, subject to any determination in such Proceeding, will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such Proceeding had been instituted.

Section 7.11. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee or to the Noteholders in this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

Section 7.12. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any potential Event of Default or Event of Default will impair any such right or remedy, or constitute a waiver of any such potential Event of Default or Event of Default. Every right and remedy conferred by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.13. Control by Noteholders. The Majority Holders have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(a)	such direction does not conflict with any law or with this Indenture; and

(b)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction from the Majority Holders.

Unless the context otherwise requires, any reference herein, or in any other Transaction Document to the direction, request or consent of “the Noteholders” shall be construed as referencing the Majority Holders.

Section 7.14. Waiver of Defaults and Events of Default.

(a)	The Majority Holders may waive any potential Event of Default or Event of Default and its consequences described in Sections 7.1(d) and (e).

(b)	Upon any such waiver, such potential Event of Default or Event of Default will be deemed not to have occurred for every purpose of this Indenture. No such waiver will extend to any other potential Event of Default or Event of Default or impair any right relating to any other potential Event of Default or Event of Default.

Section 7.15. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit. This Section 7.15 will not apply to (a) any suit instituted by the Indenture Trustee (at the written direction of holders of at least 66.67% of the Note Balance of the Controlling Class), (b) any suit instituted by any Noteholder or group of Noteholders holding more than 10% of the Note Balance, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the date that the Notes are redeemed pursuant to Section 3.13).

Section 7.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power in this Indenture granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.17. Performance and Enforcement of Certain Obligations.

(a)	At the Servicer’s expense, the Issuer will promptly take all such lawful action as the Indenture Trustee may request to (i) compel the performance by (A) the Depositor and the Servicer of their obligations to the Issuer under the Sale and Servicing Agreement, or (B) the Depositor and the Originator of their obligations under the Purchase Agreement and (ii) exercise any and all rights, remedies, powers, privileges and claims lawfully available to the Issuer under such agreements to the extent and in the manner directed by the Indenture Trustee.

(b)	If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of holders of at least 66.67% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against (i) the Depositor or the Servicer under the Sale and Servicing Agreement, or (ii) the Depositor or the Originator under the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by such Persons of their obligations to the Issuer under such agreements, and to give any consent, request, notice, direction, approval, extension or waiver under such agreements, and any right of the Issuer to take such action will be suspended.

Section 7.18. Power of Attorney. The Issuer hereby authorizes the Indenture Trustee, and irrevocably appoints the Indenture Trustee, during the existence of a Default or an Event of Default, as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Issuer which appointment is coupled with an interest, to take any and all steps in the name of the Issuer as necessary or desirable, in the determination of the Indenture Trustee, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including endorsing the name of the Issuer on checks and other instruments representing Collections and enforcing such Pool Receivables and Related Security. Notwithstanding anything to the contrary contained in this Section 7.18, none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

ARTICLE VIII

THE INDENTURE TRUSTEE

Section 8.1. Duties of Indenture Trustee.

(a)	If an Event of Default has occurred and the Notes have been accelerated under Section 7.2(a), the Indenture Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would use under the circumstances in the conduct of such Person’s own affairs.

(b)	Except during the continuance of an Event of Default and an acceleration of the Notes under Section 7.2(a):

(i)	the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations are to be read into this Indenture against the Indenture Trustee; and

(ii)	in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; provided, that the Indenture Trustee will examine any such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)	The Indenture Trustee will not be relieved from liability for its own willful misconduct, negligent action or negligent failure to act, except that:

(i)	this Section 8.1(c) does not limit the effect of Section 8.1(b);

(ii)	the Indenture Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Indenture Trustee will not be liable for any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Sections 7.13 and 7.17(b).

(d)	The Indenture Trustee will not be liable for interest on any money received by it except in accordance with this Indenture.

(e)	Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law, this Indenture or the Sale and Servicing Agreement.

(f)	Every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee is subject to this Section 8.1.

(g)	The Indenture Trustee will not be charged with knowledge of any Event of Default or potential Event of Default unless either (i) a Responsible Officer of the Indenture Trustee has actual knowledge of such Event of Default or potential Event of Default or (ii) notice of such Event of Default or potential Event of Default has been given to the Indenture Trustee in accordance with this Indenture.

(h)	Upon direction by Issuer Order, the Indenture Trustee will execute any intercreditor agreement (including, without limitation, the Intercreditor Agreement and any supplement or amendment thereto) or related document to which the Issuer is, or will be upon execution and delivery of such intercreditor agreement or related document, a party, including any amendment or supplement thereto.

Section 8.2. Rights of Indenture Trustee.

(a)	The Indenture Trustee may rely and will be protected in acting or refraining from acting upon any certificate, instrument, opinion, report, notice, request, direction, consent or other document believed by it to be genuine and appears on its face to be properly executed and signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matters stated in any such document.

(b)	Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)	The Indenture Trustee may exercise any of its rights or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Indenture.

(d)	The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers if such action or omission by the Indenture Trustee does not constitute negligence.

(e)	The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability with respect to any action taken or not taken by the Indenture Trustee under this Indenture in good faith and in accordance with the advice or opinion of such counsel.

(f)	The Indenture Trustee is under no obligation to (i) exercise any of the rights or powers vested in it by this Indenture or to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Indenture (including its duties pursuant to Section 8.1(a)) if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it or (ii) honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with such request or direction.

(g)	The Indenture Trustee will not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, but the Indenture Trustee will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)	The Indenture Trustee will not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.3. Individual Rights of Indenture Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent under this Indenture may do the same with like rights.

Section 8.4. Indenture Trustee’s Disclaimer. The Indenture Trustee (a) will not be responsible for, and makes no representation or warranty as to, the validity or adequacy of this Indenture or the Notes and (b) will not be accountable for the Issuer’s use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 8.5. Notice of Defaults. Within 90 days of a Responsible Officer of the Indenture Trustee obtaining actual knowledge of, or receiving notice of, any potential Event of Default under this Indenture, the Indenture Trustee will mail to each Noteholder, notice of such default, unless such potential Event of Default has been cured or waived; provided, that (a) except in the case of a potential Event of Default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 8.6. Reports by Indenture Trustee.

(a)	Upon delivery to the Indenture Trustee by the Servicer of the information prepared by the Servicer pursuant to Section 3.7 of the Sale and Servicing Agreement to enable each Noteholder to prepare its federal and State income tax returns, the Indenture Trustee will make available the relevant portions of such information to each Noteholder of record as of the most recent Record Date (which delivery may be made by making such information available to the Noteholders through the Indenture Trustee’s website, which initially is located at www.usbank.com/abs).

(b)	On each Payment Date, the Indenture Trustee will deliver the Servicer Report to each Noteholder of record as of the most recent Record Date through the Indenture Trustee’s website, which initially is located at www.usbank.com/abs.

(c)	If requested in writing by the Depositor or the Servicer, the Indenture Trustee will deliver to the Depositor, the Owner Trustee, and the Servicer on or before April 1 of each year, beginning in the year after the Closing Date, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Officer of the Indenture Trustee (i) to the effect that (A) a review of the Indenture Trustee’s activities during the preceding calendar year (or, in the case of the first certificate, the portion of the preceding calendar year since the Closing Date) and of its performance under this Indenture has been made under such Responsible Officer’s supervision and (B) to such Responsible Officer’s knowledge, based on such review, the Indenture Trustee has fulfilled in all material respects all of its obligations under this Indenture throughout such calendar year (or, in the case of the first certificate, the portion of the preceding calendar year since the Closing Date), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Officer and the nature and status of such failure and (ii) certifying to matters related to the Indenture Trustee as required under Form 10-K under the Exchange Act.

If the parties to this Indenture determine to further clarify or amend Section 8.6(c), this Indenture may be amended to reflect the new agreement between the parties covering matters in Section 8.6(c) pursuant to Section 9.1(a), which amendment will not require the delivery of any Opinions of Counsel.

Section 8.7. Compensation and Indemnity. The Issuer will pay the Indenture Trustee as compensation for the Indenture Trustee’s services under this Indenture such fees as have been separately agreed upon on the date of this Indenture between the Issuer and the Indenture Trustee. The Indenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee, including costs of collection, and the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment).

(a)	The Issuer will, or will cause the Servicer to, indemnify, defend and hold harmless the Indenture Trustee, and its respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under this Indenture, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Indenture, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising from the Indenture Trustee’s breach of any of its representations or warranties set forth in this Indenture.

(b)

Promptly upon receipt by the Indenture Trustee, or any of its officers, directors, employees and agents (each, an “Indemnified Person”), of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made under Section 8.7(b), notify the Issuer and the Servicer of the commencement of such Proceeding. Failure by the Indenture Trustee to so notify the Issuer and the Servicer will not relieve the Issuer or the Servicer of its obligations under this Section 8.7; provided, that neither the Issuer nor the Servicer has been materially prejudiced by such failure to so notify and notice is given within 180 days of a Responsible Officer of the Indenture Trustee learning of such Proceeding. The Issuer, or, if Issuer so causes, the Servicer, may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Issuer or the Servicer, as applicable, and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned. After notice from the Issuer or the Servicer, as applicable, to the Indemnified Person of the intention of the Issuer or the Servicer, as applicable, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Servicer, as applicable, so assumes the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, neither the Issuer nor the Servicer will be liable for any legal expenses of counsel to the Indemnified

Person unless there is a conflict between the interests of the Issuer or the Servicer, as applicable, on one hand, and an Indemnified Person, on the other hand, in which case the Issuer or the Servicer, will pay for the separate counsel to the Indemnified Person.

(c)	The payment obligations of the Issuer and the Servicer, to the Indenture Trustee pursuant to this Section 8.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. Notwithstanding anything else set forth in this Indenture or the Transaction Documents, the Indenture Trustee agrees that the obligations of the Issuer (but not the Servicer) to the Indenture Trustee hereunder and under the Transaction Documents shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of the Certificateholder or any Noteholder. In addition, the Indenture Trustee agrees that its recourse to the Issuer, the Owner Trust Estate and the Certificateholder shall be limited to the right to receive the distributions referred to in Sections 4.5(a) and (b) of this Indenture.

Section 8.8. Replacement of Indenture Trustee.

(a)	No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 8.8. Subject to the preceding sentence, the Indenture Trustee may resign by notifying the Issuer. The Majority Holders may remove the Indenture Trustee without cause by notifying the Indenture Trustee and the Issuer and may appoint a successor Indenture Trustee.

(b)	The Issuer must remove the Indenture Trustee if:

(i)	the Indenture Trustee fails to comply with Section 8.11;

(ii)	an Event of Bankruptcy occurs with respect to the Indenture Trustee;

(iii)	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)	the Indenture Trustee becomes legally unable to act or otherwise incapable of acting as Indenture Trustee.

(c)	If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Issuer must appoint a successor Indenture Trustee promptly.

(d)

Any successor Indenture Trustee will deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and the Servicer. Upon delivery of such acceptance, the resignation or removal of the retiring Indenture Trustee will become effective, and the successor Indenture Trustee will have all the rights, powers, duties and obligations of the Indenture Trustee under this

Indenture. The Issuer will continue to pay all amounts owed to the retiring Indenture Trustee in accordance with Sections 8.7 and 4.5(a) following the retiring Indenture Trustee’s resignation or removal until all such amounts are paid. The successor Indenture Trustee will deliver a notice of its succession to the Noteholders. The retiring Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(e)	If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee tenders its resignation or is removed, the retiring Indenture Trustee, the Issuer or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)	Notwithstanding the replacement of the retiring Indenture Trustee pursuant to this Section 8.8, any obligations of the Issuer and the Servicer owing to the retiring Indenture Trustee under Section 8.7 will continue for the benefit of the retiring Indenture Trustee.

Section 8.9. Successor Indenture Trustee by Merger If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will be the successor Indenture Trustee so long as such corporation or banking association is otherwise qualified and eligible under Section 8.11. The Indenture Trustee will promptly notify the Servicer and the Issuer (who will notify each Rating Agency) of any such transaction.

(b)	If, at the time any such successor by merger, conversion or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, such successor may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated. If at such time any of the Notes have not been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor Indenture Trustee or in the name of such successor Indenture Trustee. In all such cases, such certificates will have the same force and effect provided for anywhere in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.

Section 8.10. Appointment of Separate Indenture Trustee or Co-Indenture Trustee.

(a)

For the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, after delivering written notice to the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co- trustees, of all or any part of the Issuer, and to vest in such Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part of the Collateral, and, subject to this Section 8.10, such rights, powers, duties and obligations as the Indenture Trustee may consider necessary or desirable. No separate trustee or co-trustee will be required to meet the terms of eligibility as a successor trustee under Section 8.11 and no notice to the Noteholders of the appointment of any separate trustee or co-trustee will be required under Section 8.8.

(b)	Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following:

(i)	all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee will not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion of the Collateral in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)	no trustee will be personally liable by reason of any act or omission of any other trustee under this Indenture; and

(iii)	the Indenture Trustee may accept the resignation of or remove any separate trustee or co-trustee.

(c)	Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 8.10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided in such instrument of appointment, subject to this Indenture. Every such instrument will be filed with the Indenture Trustee.

(d)	Any separate trustee or co-trustee may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11. Eligibility; Disqualification.

(a)	The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition. Within ten days after the Indenture Trustee fails to satisfy any of the requirements set forth in this Section 8.11(a) or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of such failure.

(b)	Within 90 days after the occurrence of an Event of Default that has not been cured or waived, the Indenture Trustee will resign with respect to the Notes in accordance with Section 8.8, and the Issuer will appoint a successor Indenture Trustee for the Notes.

(c)	If a successor Indenture Trustee is appointed with respect to the Notes, the retiring Indenture Trustee and the successor Indenture Trustee will execute an indenture supplemental to this Indenture. Such supplemental indenture will contain:

(i)	provisions by which the successor Indenture Trustee accepts its appointment;

(ii)	provisions necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, duties and obligations of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates;

(iii)	if the retiring Indenture Trustee is not retiring with respect to all of the Notes, provisions necessary or desirable to confirm that all the rights, powers, duties and obligations of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring continue to be vested in the Indenture Trustee; and

(iv)	provisions necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee.

Nothing in this Indenture or in such supplemental indenture will constitute such Indenture Trustees co-trustees of the same trust and each such Indenture Trustee will be a trustee of a trust or trusts under this Indenture separate and apart from any trust or trusts under this Indenture administered by any other Indenture Trustee. The indenture supplement will become effective upon the removal of the retiring Indenture Trustee.

Section 8.12. Audits of the Indenture Trustee. The Indenture Trustee agrees (at the expense of the requesting party) that, with reasonable prior notice, it will permit any authorized representative of the Servicer or the Issuer, during the Indenture Trustee’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) any payments of fees and expenses of the Indenture Trustee in connection with such performance and (c) any claim made by the Indenture Trustee under this Indenture. In addition, the Indenture Trustee will permit such representatives to discuss the same with the

Indenture Trustee’s officers and employees. Each of the Servicer and the Issuer will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer or the Issuer, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Indenture. The Indenture Trustee will maintain all such pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.

Section 8.13. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer as of the Closing Date:

(a)	Organization and Qualification. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Indenture Trustee is qualified as a foreign banking corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or the other Transaction Documents to which it is a party.

(b)	Power, Authorization and Enforceability. The Indenture Trustee has the power and authority to execute deliver and perform the terms of this Indenture. The Indenture Trustee has authorized the execution, delivery and performance of the terms of this Indenture. This Indenture is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(c)	No Conflicts and No Violation. The execution and delivery by the Indenture Trustee of this Indenture, the consummation by the Indenture Trustee of the transactions contemplated by this Indenture and the compliance by the Indenture Trustee with this Indenture will not (i) violate any federal or New York State law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under its charter documents or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Indenture Trustee is a debtor or guarantor or (iii) violate any law or, to the Indenture Trustee’s knowledge, any order, rule, or regulation applicable to the Indenture Trustee of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture.

(d)	No Proceedings. To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of any of this Indenture or the Sale and Servicing Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, this Indenture.

(e)	Eligibility. The Indenture Trustee is a Qualified Institution. The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition.

(f)	Information Provided by the Indenture Trustee. The information provided by the Indenture Trustee in any certificate delivered by a Responsible Officer of the Indenture Trustee is true and correct in all material respects.

Section 8.14. Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties. The Indenture Trustee will (a) notify the Depositor and the Servicer, as soon as practicable and in any event within five Business Days, of all demands or requests communicated to the Indenture Trustee for the repurchase of any Pool Receivable pursuant to Section 5.4 of the Purchase Agreement or Section 5.5 of the Sale and Servicing Agreement, (b) promptly upon written request by the Depositor or the Servicer, provide to them any other information relating to such demands or requests reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”) and (c) if requested by the Depositor or the Servicer, provide a written certification no later than fifteen days following any calendar quarter or calendar year that the Indenture Trustee has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above. In no event will the Indenture Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Indenture Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Indenture Trustee shall cooperate fully with the Depositor to deliver any and all records and any other information necessary in the good faith determination of the Depositor to permit them to comply with the provisions of Repurchase Rules and Regulations. The Indenture Trustee will not be responsible for determining whether any alleged breach of a representation or warranty under Section 5.5 of Purchase Agreement or Section 5.5 of the Sale and Servicing Agreement is “material”.

Section 8.15. Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Servicer and the Issuer in banking transactions with the same rights as it would have if it were not Indenture Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Majority Holders but with prior notice by the Issuer to each Rating Agency, the Issuer and the Indenture Trustee (when directed by Issuer Order) may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

(a)	to correct or amplify the description of any property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(b)	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer in this Indenture;

(c)	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(d)	to cure any ambiguity, to correct or supplement any provision in this Indenture or in any supplemental indenture that may be inconsistent with any other provision in this Indenture or in any supplemental indenture or in the Offering Memorandum, or to add provisions that are not inconsistent with the provisions of this Indenture so long as such action does not materially adversely affect the interests of the Noteholders; or

(e)	to evidence the acceptance of the appointment under this Indenture of a successor or additional Trustee with respect to the Notes on any Class thereof and to add to or change any of the provisions of this Indenture as will be necessary to facilitate the administration of the Issuer under this Indenture by more than one Trustee, pursuant to Article VIII.

All supplemental indentures pursuant to this Section 9.1 will be in form reasonably satisfactory to the Indenture Trustee. The Indenture Trustee is authorized to join in the execution of any such supplemental indenture and to make any further reasonably appropriate agreements and stipulations that may be contained in such supplemental indenture.

Section 9.2. Supplemental Indentures Without Consent of Noteholders. The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, with the consent of the Majority Holders, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture if the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not (i) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided, however, that no such supplemental indenture, without the consent of each Noteholder of each Outstanding Note adversely affected by such supplemental indenture, will:

(a)	modify or alter Section 9.1 or this Section 9.2;

(b)	change (1) the Maturity Date for any Class or the date of payment of any installment of principal of or interest on any Note, (2) the principal amount of or interest rate on any Note, (3) the price at which the Notes may be redeemed, (4) the provisions of this Indenture relating to the priority of payments on the Notes or relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest on any Note is payable, or (5) the right of Noteholders to institute suits to enforce this Indenture;

(c)	modify the percentage of the Note Balance required for any action;

(d)	modify or alter the proviso to the definition of “Outstanding”;

(e)	modify the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; or

(f)	permit the creation of any Lien ranking prior or equal to the Lien of this Indenture with respect to any part of the Collateral other than Permitted Liens, or except as permitted by this Indenture or the other Transaction Documents, release the Lien of this Indenture with respect to any part of the Collateral.

It will not be necessary for any act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such act of Noteholders approves the substance of such proposed supplemental indenture. Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and subject to Sections 8.1 and 8.2, will be fully protected in relying upon, an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, powers, duties, obligations, liabilities or immunities under this Indenture or otherwise.

Section 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to this Article IX, this Indenture will be modified and amended in accordance with such supplemental indenture, and such supplemental indenture will be part of this Indenture for any and all purposes. Every Noteholder of Notes authenticated and delivered before or after such supplemental indenture will be bound by such supplemental indenture.

Section 9.5. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee will, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.6. Indenture Trustee to Consent. Neither the Issuer nor CCG, in its capacity as Servicer or Originator, will amend or modify any Transaction Document without the prior written consent of the Indenture Trustee to the extent the Indenture Trustee is a party to such Transaction Document.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.1. Satisfaction and Discharge of Indenture.

(a)	Subject to Section 10.1(b), this Indenture will cease to be of further effect with respect to the Notes, and the Indenture Trustee, upon Issuer Order and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:

(i)	all Notes that have been authenticated and delivered (other than (x) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (y) Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.5(c)) have been delivered to the Indenture Trustee for cancellation;

(ii)	the Issuer has paid or caused to be paid all other sums payable under the Transaction Documents by the Issuer; and

(iii)	the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of this Indenture pursuant to this Section 10.1(a) have been complied with.

(b)	After the satisfaction and discharge of this Indenture pursuant to Section 10.1(a), this Indenture will continue as to (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (v) the rights of the Noteholders as beneficiaries of this Indenture with respect to the property deposited with the Indenture Trustee payable to all or any of them for a period of two years following such satisfaction and discharge.

(c)	Upon the satisfaction and discharge of the Indenture pursuant to this Section 10.1, at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate of a Trustee Officer stating that all Noteholders have been paid in full.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule II or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Schedule II and confirmation is received, (b) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in Schedule II. However, anything in this Section 11.1 to the contrary notwithstanding, the Issuer hereby authorizes the Indenture Trustee on behalf of the Noteholders to make investments in Eligible Investments based on telephonic notices made by any Person which the Indenture Trustee or Noteholders in good faith believes to be acting on behalf of the Issuer subject to the policies of the Indenture Trustee. The Issuer agrees to deliver promptly to the Indenture Trustee a written confirmation of each telephonic notice signed by an authorized officer of Issuer. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by Noteholders, the records of such Noteholders shall govern.

Section 11.2. Governing Law; Submission to Jurisdiction.

(a)

THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE ISSUER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE ISSUER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 11.2 SHALL AFFECT THE RIGHT OF THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE ISSUER OR THE DEPOSITOR OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(b)	EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS INDENTURE OR THE OTHER TRANSACTION DOCUMENTS.

Section 11.3. Integration. This Indenture contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 11.4. Severability of Provisions. If any one or more of the provisions of this Indenture shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Indenture and shall in no way affect the validity or enforceability of such other provisions.

Section 11.5. Counterparts; Facsimile Delivery. This Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Indenture. Delivery by facsimile or other electronic transmission (i.e., “pdf” or “tif”) of an executed signature page of this Indenture shall be effective as delivery of an executed counterpart hereof.

Section 11.6. Headings. The headings in this Indenture are included for convenience only and will not affect the meaning or interpretation of this Indenture.

Section 11.7. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection with this

Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacities, (b) any holder of a beneficial interest in the Issuer, (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity, except as any such Person may have agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities). It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

Section 11.8. Subordination of Claims against the Depositor.

(a)

The obligations of the Issuer under this Indenture are solely the obligations of the Issuer and do not represent any obligation or interest in any assets of the Depositor. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or a beneficial interest in a Note, acknowledge and agree that they have no right, title or interest in or to any Other Assets of the Depositor. Notwithstanding the preceding sentence, if such Indenture Trustee, Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, the Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from the Other Assets, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then such Indenture Trustee, Noteholder or Note Owner further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Indenture Trustee, each Noteholder and each Note Owner further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.8 and this Section 11.8 may be enforced by an action for specific performance.

(b)	This Section 11.8 is for the third party benefit of those entitled to rely on this Section 11.8 and will survive the termination of this Indenture.

Section 11.9. Non-Petition. The Indenture Trustee and each Noteholder or Note Owner, by accepting a Note or a beneficial interest in a Note, each covenants and agrees that it will not institute against, or join any other Person in instituting against, the Depositor or the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents. This Section 11.9 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

CCG RECEIVABLES TRUST 2014-1,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of CCG Receivables Trust 2014-1

By:	/s/ Jennifer A. Luce

	Name:	Jennifer A. Luce
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Toby Robillard

	Name:	Toby Robillard
	Title:	Vice President

[Signature Page to Indenture]

SCHEDULE I

Schedule of Pool Receivables

[see attached]

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1106	205281001	39	1C09091305	2184	1T05311301
1932	209281206	1546	1C09101301	2224	1T06051302
1075	303311006	2515	1C09101304	2044	1T06111302
1454	305251202	2527	1C09181301	2273	1T06111303
1786	305311205	2101	1C09241301	2283	1T06191302
760	306151201	2545	1C09271301	2295	1T06251301
65	307301004	1190	1C10071301	1457	1T06281302
173	309281203	1307	1C10171301	1710	1T07021301
1100	311051002	1307	1C10171302	2313	1T07101301
300299	1C01071401	300048	1C10221301	2309	1T07111301
300426	1C02191401	1857	1C10241301	2184	1T07121301
1726	1C02261401	1857	1C10241302	1988	1T07151301
1149	1C04091301	300035	1C10301301	1481	1T07181301
2179	1C04111301	300098	1C10301305	1623	1T07181302
1767	1C04121301	300098	1C10301307	2180	1T07231301
2064	1C04151301	300092	1C10311302	2333	1T07301303
2022	1C04151302	18	1C10311303	589	1T08021301
2187	1C04161301	2128	1C11011302	1951	1T08201301
39	1C04221301	1644	1C11041301	2303	1T08201303
2089	1C04221302	300118	1C11071301	2474	1T08271302
2211	1C05021301	2257	1C11141301	2173	1T09031301
1857	1C05161304	1507	1C11151301	2173	1T09031302
1738	1C06031301	300155	1C11151302	2275	1T09041301
1397	1C06071301	1750	1C11271201	1892	1T09041302
2043	1C06261302	300185	1C12041301	2226	1T09041303
1546	1C06271301	300190	1C12051301	2508	1T09091301
2307	1C06281301	300191	1C12051302	2534	1T09201301
2257	1C06281302	615	1C12061301	14	1T09231301
916	1C07021301	300214	1C12161302	2284	1T09251301
2319	1C07161301	300227	1T01141401	2552	1T09271301
2322	1C07191302	1759	1T01281401	2240	1T10041301
2101	1C07241301	1257	1T01291401	792	1T10111301
1441	1C07291302	470	1T02111301	300020	1T10151301
1499	1C08051301	300462	1T02261402	2280	1T10221301
2237	1C08051302	2123	1T03291301	300046	1T10241302
2457	1C08121301	2062	1T04171301	2239	1T10251301
2463	1C08161301	1257	1T04251301	1645	1T10291301
2467	1C08201301	722	1T04251302	300084	1T10311301
2468	1C08211301	2184	1T04261302	2240	1T11051303
2470	1C08221301	2184	1T05061301	2184	1T11061301
1371	1C08271301	1892	1T05061302	300137	1T11141301
1371	1C08271302	2224	1T05101301	300129	1T11141302
2496	1C08301302	2173	1T05161301	2	1T11151301
39	1C09091304	1257	1T05171301	300136	1T11181301

SI-2

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1751	1T11191301	1020	2W05211301	2504	2W09091303
300156	1T11211301	1471	2W05231302	2511	2W09101301
300166	1T11251301	1897	2W05281302	845	2W09111301
300176	1T11251302	261	2W05291301	982	2W09111304
2023	1T11261301	1849	2W05291304	2520	2W09161301
300162	1T11261302	1616	2W05311301	883	2W09161302
2117	1T12021301	2262	2W06031301	1762	2W09171301
2226	1T12051301	2235	2W06041301	2136	2W09201303
2284	1T12061301	896	2W06071303	783	2W09241302
2184	1T12061302	294	2W06101301	1749	2W09271304
300195	1T12091301	2277	2W06141301	2292	2W09301301
300201	1T12101301	2287	2W06191301	896	2W09301302
300200	1T12101302	2288	2W06201302	1591	2W09301306
1988	1T12111301	2294	2W06241302	300029	2W10111301
300205	1T12121301	1233	2W06261302	2516	2W10161301
2024	1T12191301	1849	2W06271301	1301	2W10181301
896	2W01131401	2298	2W06271302	646	2W10231303
300375	2W01301403	2299	2W06271303	1931	2W10231304
2096	2W02251302	1897	2W06271305	1931	2W10231305
300497	2W02281402	2305	2W06281302	1931	2W10231306
300506	2W03031401	1587	2W06281303	1682	2W10251301
300502	2W03031402	1240	2W06281305	349	2W10251302
300505	2W03031403	2308	2W06281308	1531	2W10251303
598	2W03211301	2317	2W07121301	1427	2W10291302
1346	2W03271302	2316	2W07121302	300091	2W10301302
2158	2W03281301	1189	2W07221301	1085	2W10301304
2152	2W03281302	1033	2W07261301	955	2W10301307
1189	2W03291301	2516	2W07301301	1737	2W11011301
1533	2W03291302	1136	2W07301302	300106	2W11041301
1732	2W04021301	1395	2W07301304	300016	2W11081303
267	2W04031301	2334	2W07301305	1448	2W11121301
2172	2W04041301	2321	2W08021301	300138	2W11151301
2175	2W04051303	2444	2W08051302	300140	2W11191303
300293	2W04101403	2445	2W08051303	300143	2W11191304
1442	2W04181301	719	2W08121301	300029	2W11201303
89	2W04231301	1897	2W08291301	1305	2W11201305
1395	2W04241301	89	2W08291302	300145	2W11211301
409	2W04261301	51	2W08301303	300178	2W11271302
2201	2W04261303	2080	2W08301304	300169	2W11271304
1921	2W04291302	1851	2W08301305	1799	2W11271306
2119	2W05011303	521	2W08301306	445	2W11291302
521	2W05021302	2497	2W09031301	300187	2W12041301
2080	2W05061302	2164	2W09061301	300039	2W12041302
2223	2W05101302	187	2W09061302	1199	2W12051301
1897	2W05171302	2509	2W09091301	300189	2W12051302

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300202	2W12121301	1398	3C12161301	2255	3T06201302
2031	2W12121302	308	3C12171301	1321	3T06211301
1897	2W12141202	2594	3C12191301	1875	3T06241301
1392	2W12141204	2603	3C12311301	2291	3T06241302
300123	2W12161302	744	3T01241402	1553	3T06241304
300240	2W12231301	1832	3T01301401	2026	3T06261301
13	2W12241301	2289	3T02241402	1320	3T06261304
51	2W12281207	300467	3T02271402	2300	3T06271301
1392	2W12301302	182	3T02281403	2274	3T06281302
1667	3C01311407	1009	3T03181301	1841	3T06281304
2093	3C02251301	2165	3T04011302	1388	3T06281305
999	3C02271302	2168	3T04031301	1654	3T07111302
300498	3C02281403	2178	3T04101301	1832	3T07161302
2121	3C03211301	1819	3T04121301	1850	3T07231301
1382	3C04041301	2182	3T04151301	2242	3T07291301
308	3C04191301	1813	3T04151302	1571	3T07301302
2204	3C04291301	2183	3T04151303	2242	3T08061301
473	3C04291302	1278	3T04161302	1875	3T08151301
684	3C04301301	736	3T04251301	2462	3T08151302
2110	3C05141301	1638	3T04251302	2469	3T08221301
993	3C05201301	1927	3T04251304	2478	3T08271301
993	3C05201302	2203	3T04291302	2479	3T08271304
2195	3C05221301	2206	3T04301302	2490	3T08291301
2260	3C06051301	2206	3T04301306	1069	3T08291303
2264	3C06071301	2053	3T05021301	961	3T08291306
2266	3C06171301	2026	3T05021303	2489	3T08291310
1990	3C06271301	2218	3T05091301	2501	3T08301303
2451	3C08091301	1781	3T05101302	1969	3T08301305
2477	3C08271301	2138	3T05171303	2254	3T08301306
2487	3C08291301	2084	3T05221303	1832	3T09051301
2499	3C08301301	2241	3T05231302	1819	3T09091302
2502	3C08301303	2241	3T05231303	2480	3T09101301
1748	3C09111302	1553	3T05311301	2145	3T09181303
2256	3C09301302	2102	3T05311302	2488	3T09231301
2487	3C11051301	2259	3T06051302	2255	3T09271303
2110	3C11061301	2259	3T06051304	1813	3T09271304
1425	3C11081301	2218	3T06061301	2199	3T09301302
1171	3C11191301	2267	3T06101301	2247	3T09301305
1928	3C11201301	1363	3T06121303	2558	3T10151301
2578	3C11221301	2274	3T06141301	1553	3T10221302
2581	3C11261301	2183	3T06141304	2488	3T10251302
2578	3C11261302	960	3T06171301	701	3T10281301
993	3C11301202	1278	3T06171302	1956	3T10281303
2589	3C12051301	2281	3T06181301	1956	3T10281304
2006	3C12101301	1786	3T06191301	2248	3T10311303

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2011	3T10311304	2054	4C08281302	300317	5T01171401
1983	3T10311309	2495	4C08301301	300326	5T01221401
2567	3T11051301	2533	4C09161301	300474	5T02271403
1746	3T11071202	2525	4C09171301	300519	5T03101402
2571	3T11081301	2532	4C09181302	300548	5T03171403
2255	3T11131301	2013	4C09191303	300474	5T03211401
2573	3T11141301	2555	4C10031301	2126	5T03261402
2574	3T11181301	2135	4C10151301	300521	5T03311402
2577	3T11181302	1674	4C10231301	1989	5T04291302
2576	3T11191301	2054	4C10311301	2181	5T05231301
1008	3T11261301	2048	4C10311304	2453	5T08091301
2580	3T11261303	1155	4C11211303	2481	5T08271301
1009	3T11261305	300183	4C11291301	2155	5T08301301
2582	3T11271303	300192	4C12061301	1989	5T08301303
2587	3T12031301	300078	4C12231301	1943	5T09201301
2588	3T12041301	2039	4C12261303	2536	5T09241301
2026	3T12041302	300292	4C12311302	2537	5T09241302
2562	3T12091301	300292	4C12311304	2514	5T10081301
958	3T12111301	2258	4T06041301	2181	5T10311303
2591	3T12121301	2318	4T07161301	2568	5T11051301
2182	3T12121302	2338	4T07311302	2575	5T11191302
2595	3T12191302	2483	4T08281301	2551	5T11201301
1889	4C01301401	2454	4T08291301	1943	5T12121301
1889	4C01301402	2338	4T08301302	2592	5T12131302
1889	4C01301404	2144	4T10281301	2605	5T12311304
1885	4C03291301	2337	4T10311302	18	105041201
2019	4C04011301	300107	4T11041301	1315	105161104
2169	4C04031301	300133	4T11131301	375	107061201
2170	4C04041301	300132	4T11141302	1505	108101101
1878	4C04111403	300107	4T11191301	1479	108151101
1795	4C04151301	2529	4T11211302	39	108231101
1816	4C04231301	2337	4T11211303	1	108301201
2194	4C04251301	300107	4T12041301	1140	111021101
2209	4C04301301	300198	4T12091301	1608	111231103
1878	4C05151301	300198	4T12091302	845	206081101
1776	4C06071301	300102	4T12101301	1802	206131201
2276	4C06131301	300102	4T12131301	1395	206131203
1677	4C06181301	300212	4T12161301	217	307141001
2301	4C06261301	300531	5C03141401	1189	206291103
2048	4C06281305	2290	5C06201301	1482	207211101
2306	4C06281306	1943	5C06251301	1199	209141203
1478	4C07221301	2452	5C08091302	783	212011103
2336	4C07311303	2517	5C09121301	1395	212221104
2464	4C08201302	2565	5C10311301	1649	212291102
2054	4C08231301	2590	5C12101301	827	302251001

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
723	305111001	2278	1C06141301	300034	1T01081401
1772	305161203	1782	1C06191301	2280	1T01161401
1446	306201101	2307	1C07181301	300200	1T01231401
1446	306281103	1275	1C07221301	1828	1T01231402
1204	306301107	1370	1C07231301	300136	1T01241402
1470	307121101	2331	1C08011302	1759	1T01281402
1156	307181104	2465	1C08191301	2303	1T01281403
402	308271006	2485	1C08281301	300462	1T02261401
1523	308301102	2496	1C08301303	300499	1T03031401
1529	308311106	1307	1C09061301	2123	1T03111301
1579	310241104	2510	1C09091301	2139	1T03181301
778	311221101	39	1C09091302	300583	1T03241401
1570	311291105	1149	1C09101302	2184	1T03261401
1582	312061101	2021	1C09101303	2173	1T04051301
1368	312091101	2514	1C09111301	1869	1T04101302
1274	312151102	2101	1C09241302	1	1T04111301
1171	312191102	2307	1C09271302	2180	1T04111302
1574	312211103	2546	1C09271303	2184	1T04161301
1835	407131201	2179	1C10011301	2072	1T04301301
1874	408241201	300008	1C10031301	2212	1T05021301
1358	412211101	1371	1C10101301	2216	1T05071301
1560	1C01071402	300015	1C10111301	2226	1T05131301
1595	1C01081401	300018	1C10111302	2224	1T05231301
444	1C01101401	300026	1C10151301	1879	1T05241301
300256	1C01141401	1441	1C10151302	722	1T05281301
300008	1C01151401	1307	1C10171303	2280	1T06181301
1149	1C01171301	300037	1C10171304	2273	1T06281301
300324	1C01221401	300035	1C10181301	2303	1T06281304
300035	1C01271401	300056	1C10251301	2309	1T06281305
300352	1C01291402	324	1C10281302	1257	1T06281306
2063	1C02051301	300098	1C10301303	1481	1T07011301
2074	1C02061301	300098	1C10301306	2184	1T07091301
1995	1C02211301	2124	1C11111301	1583	1T07261301
39	1C02221303	1371	1C11211301	1892	1T07261302
2022	1C02261301	1981	1C11261202	2330	1T07291301
1549	1C03051301	2101	1C12131203	2442	1T08021302
1316	1C03251401	2278	1C12181302	2461	1T08141301
2151	1C03271301	300008	1C12181303	14	1T08291301
2197	1C04251301	300225	1C12181304	1481	1T08291302
1316	1C05161301	300253	1C12201301	1787	1T09031303
1144	1C05201304	300242	1C12241301	2482	1T09051301
1397	1C05201305	300270	1C12301304	2521	1T09161302
2237	1C05211301	2486	1C12301305	2530	1T09191301
1546	1C05211302	589	1T01031402	1710	1T09301301
1584	1C06101301	1710	1T01071301	300011	1T10081301

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300012	1T10081303	1818	2W04241302	2296	2W09271305
1257	1T10151302	1897	2W04241303	300039	2W10111302
2224	1T10231301	1085	2W05011301	1849	2W10221301
2173	1T10231302	2210	2W05021301	1931	2W10231307
300105	1T11041301	2222	2W05101301	1931	2W10231308
2062	1T11051301	2223	2W05101303	1931	2W10231309
1257	1T11071201	2229	2W05151301	1736	2W10241301
1892	1T11131301	1199	2W05171304	300051	2W10241302
14	1T11141303	89	2W05281303	508	2W10281301
300160	1T11191302	261	2W05291302	300089	2W10301306
2295	1T11201301	409	2W05301301	300085	2W10311302
300238	1T12231301	1189	2W05311302	366	2W10311304
300138	2W01061401	1189	2W06071301	51	2W10311305
2320	2W01081401	51	2W06111301	1855	2W11051301
300303	2W01091401	294	2W06141302	51	2W11071302
2320	2W01101401	1390	2W06141303	1297	2W11211302
347	2W01101403	1732	2W06201301	1516	2W11221301
300202	2W01141402	1799	2W06211301	300172	2W11271301
51	2W01211401	2292	2W06241303	1511	2W12171202
1448	2W01241401	1794	2W06261301	1233	2W12191203
1897	2W01251303	1897	2W06271306	300231	2W12191301
300169	2W01271401	89	2W06281306	725	2W12201301
300351	2W01281403	1749	2W06281311	521	2W12281208
2061	2W01291302	2310	2W07021301	300262	2W12301301
300360	2W01301401	1640	2W07181301	1531	2W12301311
1975	2W01301404	2235	2W07191301	300283	2W12311301
1255	2W01311301	1762	2W07191302	2563	3C01021401
1395	2W02061301	1240	2W07191303	2020	3C01131401
1033	2W02111401	2332	2W07301306	2578	3C01211401
2080	2W02131302	21	2W08021302	1372	3C03051401
1033	2W02191301	2288	2W08061301	2121	3C03111301
2119	2W03071301	2455	2W08091301	365	3C03171401
1063	2W03071403	693	2W08121303	473	3C03191301
1063	2W03071404	2494	2W08221301	626	3C03241401
2129	2W03121301	2148	2W08231301	1383	3C03261402
2085	2W03211302	1471	2W08261303	2006	3C04031301
300584	2W03211401	409	2W08281301	2174	3C04051302
1066	2W03241402	349	2W08281302	1748	3C04251301
1199	2W03251402	896	2W08301301	2207	3C04301303
2149	2W03271301	2445	2W09041301	2208	3C04301304
1849	2W04011302	2518	2W09121301	907	3C05031301
2012	2W04021302	2535	2W09201301	2236	3C05211301
2167	2W04021303	896	2W09241301	993	3C05211302
646	2W04151301	524	2W09241303	2238	3C05221302
1572	2W04221301	2544	2W09271303	2256	3C05311301

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2270	3C06111302	2232	3T05171301	1666	3T10151303
2304	3C06281301	1363	3T05201301	1908	3T10221301
2329	3C07261301	1713	3T05221302	1009	3T10281302
1118	3C07291301	2241	3T05231304	2469	3T10311301
2335	3C07301301	2218	3T05231305	2469	3T10311302
684	3C08131301	2242	3T05231306	1777	3T10311305
2477	3C08271302	1571	3T05241302	2255	3T10311308
2502	3C08301302	2247	3T05281301	2083	3T11011301
2505	3C09041301	2248	3T05281302	1746	3T11071203
2459	3C09091301	2254	3T05301301	2026	3T11121302
2556	3C10091301	2102	3T05311303	2145	3T11151301
2556	3C10091302	2259	3T06051303	2577	3T11181303
2561	3C10211301	1904	3T06071301	2267	3T11211301
1990	3C10241301	2274	3T06121301	1008	3T11261302
173	3C10311301	2183	3T06141303	827	3T11261304
1118	3C11151301	1321	3T06241305	2583	3T11271301
2093	3C11201302	2289	3T06261302	1321	3T11271302
2578	3C11211302	1320	3T06261303	1998	3T12071201
2598	3C12271301	2274	3T06281301	2577	3T12191301
300325	3T01221401	1654	3T07111301	2599	3T12271302
2051	3T01251301	2146	3T07161301	2577	3T12271303
2138	3T01281401	1553	3T07181301	1015	3T12311302
958	3T01281402	1781	3T07221301	2078	4C02121302
300353	3T01291401	2274	3T07291302	1353	4C03241402
300359	3T01291403	1813	3T07311301	2161	4C03291303
1937	3T02261301	736	3T07311304	2114	4C04181301
2102	3T02271304	2274	3T08051301	1878	4C04241301
2034	3T03191301	2472	3T08231301	2054	4C04261301
1786	3T03261401	2053	3T08271302	2215	4C05061301
2165	3T04011303	1786	3T08271303	2209	4C05071301
2185	3T04161301	2491	3T08291305	2144	4C05161301
2186	3T04161304	1278	3T08291307	2234	4C05171301
1927	3T04191302	2267	3T08291308	1776	4C05221301
1850	3T04191303	1819	3T08301301	2250	4C05231303
2034	3T04241301	2500	3T08301302	1669	4C05301301
1952	3T04251303	2507	3T09091301	2048	4C06281303
2198	3T04261301	736	3T09091303	2324	4C07191301
2202	3T04291301	1815	3T09171301	2328	4C07251302
1875	3T04301301	2523	3T09181302	1885	4C08081301
2206	3T04301303	2488	3T09231302	2464	4C08201301
1819	3T05021302	2102	3T09251301	2471	4C08221301
1786	3T05061301	1253	3T09271302	1203	4C09271301
2220	3T05091303	2199	3T09301303	300076	4C10241301
1781	3T05101301	1777	3T10101303	300070	4C10291302
960	3T05151301	701	3T10111301	1816	4C11121301

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300174	4C11271301	2181	5T09171301	669	106071201
1968	4C11301201	2540	5T09251301	1801	106131201
2039	4C12261305	2559	5T10171301	1622	106211203
1878	4C12311301	2566	5T10311301	1787	107021201
300198	4T01101401	2452	5T10311302	1826	107021202
2245	4T01171401	2575	5T11191301	537	107271202
300320	4T01211402	2575	5T11191304	39	107280901
300320	4T01211403	2593	5T12181301	282	107301201
300320	4T01211405	2604	5T12311301	1210	107311201
300198	4T01211406	2579	5T12311302	1502	108041102
300361	4T01301402	1678	101301202	1858	108091201
300580	4T03211401	282	102091201	1861	108141201
300577	4T03211404	1691	102161201	1879	108301202
2483	4T03211405	1696	102211201	1881	108311202
2318	4T03261401	1693	102211202	18	109101201
1806	4T05141301	1	102211203	1149	109181202
2244	4T05231301	1694	102221201	1549	109271101
2245	4T05241301	572	102241202	615	110211101
2337	4T07311301	1660	102271201	1186	110241103
2454	4T08091301	1441	102281201	1481	112271101
2528	4T09161302	1	102281202	1403	201101201
2529	4T09181301	1247	102281204	160	201171201
2553	4T10021301	1520	102291201	415	201171203
2553	4T10031301	1704	102291202	1448	202031201
300080	4T10301302	1718	103021201	397	202061201
300061	4T11211304	1316	103121201	1682	202061202
2483	4T12301301	1507	103151201	1367	202061203
300198	4T12311304	1307	103161201	1473	202101201
2608	5C01131401	212	103231201	725	202131202
300496	5C03061401	470	103291201	646	202171201
2290	5C06201302	1307	103291202	1240	202171202
894	5C07011301	1077	104021201	392	202271201
2522	5C09171301	270	104041201	1427	202291204
2569	5C11061301	1179	104091201	1700	203011201
2584	5C11271301	1738	104091202	1327	203081201
2559	5T01241401	1481	104101201	1725	203281202
300326	5T03101401	1607	104251202	1734	203291203
2514	5T03241401	1750	104261201	860	203291204
300548	5T03261401	1759	104301202	1335	203291206
2181	5T04121301	1618	105111202	1533	203301201
2196	5T04251301	2	105161201	1616	203301202
1989	5T04291301	1782	105241201	1735	203301204
1989	5T06281301	1315	105241203	1732	203301207
1989	5T08081301	1787	105311204	1493	204051201
1989	5T08301302	1503	106051201	1686	204111201

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1385	204121101	1207	301051201	1582	304231201
1743	204181201	1265	301261201	1748	304241206
1496	204201201	1672	301301203	1748	304241207
1744	204231202	1685	302071201	1758	304301201
1736	204241201	1684	302071202	1494	304301202
1749	204241204	1383	302101202	1368	305011201
1124	204301203	1571	302141203	1138	305091201
1763	205041202	1278	302161201	736	305101201
1766	205111201	1278	302161202	1373	305111201
609	205151201	1278	302161203	700	305141201
1775	205161201	1009	302171201	1774	305171202
1756	205171201	1259	302171202	1138	305181202
445	205231201	1171	302221201	1638	305251201
1783	205251201	1659	302221202	1786	305311203
1789	205311204	954	302221203	1570	306131207
1810	206191202	1697	302231201	1807	306181201
1775	206191203	1313	302271201	1321	306201201
725	206261203	1699	302271203	1814	306251203
967	206281204	1322	302271204	1069	306251205
1390	207031201	1702	302281205	886	306271201
499	207161201	953	302291208	1807	307181202
1395	207231201	1553	302291209	1838	307231203
1854	208011201	1553	302291210	1839	307231204
1107	208061201	1313	303061201	1617	307241201
1849	208071202	1571	303081201	167	307251203
646	208081201	1714	303161203	1841	307261201
1395	208081202	1171	303221201	1847	307301202
1859	208101201	827	303231201	1850	307311202
1471	208161201	1641	303261201	1848	308131201
1346	208171102	1363	303261202	1863	308151201
263	208221201	1363	303261203	736	308161201
1392	208291202	717	303261204	1171	308181102
1525	208301106	1570	303271201	1425	308281202
1492	208301202	1570	303271203	778	308291201
1882	208311202	1570	303271205	1877	308291202
1395	209051201	1009	303271207	1865	308311201
1893	209121202	1671	303291202	1321	309041202
1897	209171201	1617	303291203	701	309111201
1542	209191101	173	303301202	1894	309131201
1299	209201201	1731	303301203	1629	309131203
1346	209241202	1739	304101203	1905	309181208
1547	209261101	700	304111201	1907	309191201
1921	209261202	627	304121201	1204	309211002
1547	210111102	1582	304161201	1699	309211201
1586	210261101	1740	304161202	1919	309261201

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1924	309281204	300372	2W01311409	1425	3C12311302
1540	309291106	300374	2W01311412	760	3C12311303
1663	401251201	1424	2W02071403	760	3C12311304
1661	402081201	89	2W02181401	1553	3T01311401
1661	402141201	300482	2W02211402	1553	3T01311402
1707	403071201	300486	2W02241401	960	3T02181402
1727	403291201	1897	2W02261401	736	3T02271403
1657	403301201	1599	2W02271401	2595	3T02271405
1677	404091201	300485	2W02271403	300488	3T02281401
1776	405171201	1736	2W02271404	182	3T02281402
1795	406071201	1063	2W03071402	300467	3T03061403
1795	406291201	788	2W03151401	300523	3T03131402
1816	407111201	300372	2W03261401	2165	3T03181404
1161	408041002	1757	2W03281403	1553	3T03271401
1870	408211201	1757	2W03281404	300607	3T03281401
1871	408221201	274	2W03311402	1553	3T03311401
1532	408291102	1784	2W03311406	1553	3T03311404
1880	408301201	1784	2W03311407	300616	3T03311406
1885	409041201	1124	2W05131301	2199	3T03311407
1890	409101201	857	2W10011201	2206	3T04301304
1915	409191201	1395	2W10031202	1069	3T08291304
1726	1C02261402	1935	2W10101201	1937	3T10051202
916	1C02261403	1930	2W10121204	1944	3T10111203
300408	1C03111401	1947	2W10151203	1946	3T10151202
300216	1C12181301	300123	2W11081302	995	3T10161201
1307	1C12241302	445	2W12031301	1952	3T10191201
300270	1C12301303	1011	2W12131302	1956	3T10241202
1767	1C12301306	2148	2W12201302	1866	3T10261201
1595	1C12311301	896	2W12301303	1381	3T10261202
1914	1T02261404	300258	2W12301305	2131	3T12201301
300462	1T03181402	300259	2W12301306	2588	3T12311303
300136	1T03281401	2509	2W12301307	1889	4C01301403
300628	1T03311401	300269	2W12301310	300380	4C01311402
300628	1T03311402	1876	2W12311303	300484	4C02241401
1949	1T10171201	1118	3C01311401	300495	4C02281401
1951	1T10191201	1118	3C01311402	300620	4C03311401
1949	1T10311203	1284	3C01311405	300621	4C03311402
2240	1T12181304	1554	3C02211401	2048	4C06281302
1760	1T12201301	2174	3C02281401	1878	4C07251301
1140	1T12261301	907	3C02281402	2464	4C08201303
2173	1T12301301	626	3C03241402	1561	4C12261301
1984	2W01301405	1310	3C03311406	2039	4C12261304
369	2W01311401	1856	3C10301201	300292	4C12311303
369	2W01311402	767	3C12271302	300292	4C12311305
1599	2W01311408	2578	3C12301301	300473	4T02271401

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300491	4T02281402	300568	1T03201402	300395	3C02061401
300577	4T03211403	2240	1T03271401	300395	3C02071401
2245	4T12181302	1808	1T04081401	1425	3C02141401
300381	5C01311401	2184	1T04301403	1425	3C02141402
300436	5C02201401	300243	1T12261304	2502	3C02211402
300440	5C02201403	300305	2W01141401	2020	3C02241401
1943	5C10011201	300202	2W01241402	173	3C02261401
1943	5C10181201	851	2W01271402	1383	3C03261401
1592	5T01311401	1923	2W01271403	684	3C03281401
300469	5T02271401	2287	2W01301402	1494	3C03311401
300472	5T02271402	1101	2W01311403	607	3C03311402
300475	5T02271404	1107	2W01311404	300629	3C03311407
300483	5T02281401	716	2W01311405	2166	3T01161401
2481	5T02281402	725	2W01311406	2469	3T01291402
300521	5T03111401	1531	2W01311407	701	3T01291404
300521	5T03171402	1931	2W01311410	2448	3T01311403
300519	5T03311401	1931	2W01311411	1015	3T01311404
2601	5T12271302	300396	2W02071402	960	3T01311405
300274	1C01161401	719	2W02211403	778	3T01311406
300319	1C01171401	300446	2W02211404	300392	3T02051401
300350	1C01291401	300202	2W02251401	1832	3T02071402
300256	1C02041401	300464	2W02261402	2183	3T02101401
300408	1C02121401	1736	2W03031404	300411	3T02121402
300417	1C02121402	300512	2W03051401	1777	3T02131401
1441	1C02181402	300509	2W03051402	1819	3T02141401
1499	1C02181403	1438	2W03061401	2199	3T02181401
1307	1C02271401	300520	2W03061402	2202	3T02241401
300408	1C03111402	725	2W03141401	1321	3T02251401
300525	1C03141401	300520	2W03171401	300455	3T02251402
300008	1C03181401	300584	2W03241401	300458	3T02261401
300554	1C03281401	1572	2W03271401	1216	3T02261403
2237	1C03311401	300039	2W03281401	1363	3T02271401
1404	1C04231402	89	2W03281402	182	3T02281404
2496	1C04301401	1606	2W03281405	1647	3T03041401
1808	1T02181401	2164	2W03311401	2225	3T03061401
2180	1T03071401	300300	2W03311404	300467	3T03061404
2044	1T03111401	2148	2W04071401	1363	3T03071401
2212	1T03111402	300677	2W04091401	300523	3T03131401
300536	1T03141401	1897	2W04101401	300523	3T03131403
300537	1T03141402	300726	2W04211401	2488	3T03141401
2303	1T03141403	1852	2W04241401	2095	3T03141402
300535	1T03141404	1721	2W04251403	2138	3T03171401
300549	1T03181401	1382	3C01151401	300455	3T03181401
300046	1T03181403	300349	3C01281401	1321	3T03181402
1025	1T03191401	2256	3C01311406	2255	3T03201401

Customer #	Contract #
2289	3T03211402
300575	3T03211403
1571	3T03211404
1553	3T03311402
1553	3T03311403
1638	3T03311405
300707	3T04281403
1561	4C01171401
300369	4C01301405
1677	4C01311401
300078	4C02241402
300448	4C02241403
300530	4C03131401
2495	4C03141401
300539	4C03141402
300556	4C03171401
300558	4C03191402
1545	4C03281401
1834	4C03311403
300623	4C03311404
2337	4T01291401
2337	4T03171402
300555	4T03191401
2454	4T03241401
300605	4T03271401
300107	4T03311401
300740	4T04241401
894	5C01291401
300404	5C02101401
2450	5C02121401
2590	5C02201402
300440	5C02201404
300314	5T01161401
300345	5T01241402
1592	5T01311402
300453	5T02251401
1989	5T03041401
300546	5T03171401
2551	5T03171404
300469	5T03191401
300546	5T03191402
300611	5T03281401

SCHEDULE II

Addresses for Notice

Commercial Credit Group Inc.,	Portfolio Financial Servicing Company,
as Originator and Servicer	as Back-Up Servicer
227 West Trade Street, Suite 1450	7303 SE Lake Road
Charlotte, NC 28202	Portland, Oregon 97267
Attention: President
CCG Receivables IV, LLC,
as Depositor	U.S. Bank National Association,
227 West Trade Street, Suite 1450A	as Indenture Trustee
Charlotte, NC 28202	60 Livingston Avenue
EP-MN-WS3D
CCG Receivables Trust 2014-1,	St. Paul, MN 55107
as Issuer	Attn: Global Structured Finance/CCG
c/o Wilmington Trust, National Association,	Receivables Trust 2014-1
as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

With a copy to:

Commercial Credit Group Inc.,
227 West Trade Street, Suite 1450
Charlotte, NC 28202

Standard & Poor’s Ratings Services,
a Standard & Poor’s Financial Services LLC business
55 Water Street, 41st Floor
New York, New York 10004

DBRS, Inc.
Attn: Surveillance e-mail address: abs_surveillance@dbrs.com
140 Broadway
New York, New York 10005
Main Line: 212-806-3223

SII-1

SCHEDULE III

Schedule of Lock-Box Accounts

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288

SIII-1

SCHEDULE IV

List of Equipment Types

equip_type	Description
1	Asphalt Plant
2	Asphalt Paving
3	Concrete Batching EQ
4	Concrete Pump Equip
5	Compaction Equipment
6	Rock Crushing/Screening
7	Excavation
8	Front-End Loaders
9	Crawler Tractor
10	Off-Road Hauling Equipment
11	Crawler Crane
12	Hydraulic Truck Crane
13	Rough Terrain Crane
14	Motor Grader/Scraper
15	Trencher
16	Multiple Constr & Engin.
17	Other-Constr & Engin.
18	Packaging/Weighing
19	Other-Food Process
20	Tub Grinders
21	Forklift-Rough Terrain
22	Platerm-Scissor Lift
23	Forklift
24	Lathes
25	Milling Machines
26	Sheet Metal
27	Plastic Injection
28	Multiple Machine Tools
29	Other-Machine Tools
30	FL/RL Roll-Off Con
31	Recycling
32	Baling
33	Portable Toilets
34	Landfill Compact
35	Truck - Rear Load
36	Truck - Front Load

SIV-1

37	Null
38	Truck - Side Load
39	Truck - Roll-Off
40	Truck - Septic
41	Truck - Vacuum
42	Waterblaster
43	Multiple Refuse Equip
44	Other-Refuse Equip
45	Null
46	Tractor - Over Road
47	Tractor - Day Cab
48	Trailer - Dry Van
49	Trailer - Dump
50	Trailer - Refr
51	Trailer - Tank
52	Trailer - Walkg Floor
53	Trailer - Flatbed
54	Trailer Lowboy
55	Dump Truck - General
56	Truck - Light
57	Truck Crane
58	Roller
59	Other - Constr & Engine
60	Truck Heavy Equipment
61	Sweeper
62	Trailer Vacuum
63	All Terrain Crane
64	Dozer
65	Skid Steer
66	Multiple Vehicles
67	Trailer - Roll off
68	Vehicle - Other
69	Backhoe Loaders
70	Compaction Equipment
71	Trailer Plate Van

SIV-2

EXHIBIT A

Form of Class [A-[    ] / B] Note

CCG RECEIVABLES TRUST 2014-1

[For Book-Entry Notes only] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF UNITED STATES LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE ACT OR SUCH OTHER LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND $1,000 INCREMENTS IN EXCESS THEREOF. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF UNITED STATES LAW, ONLY (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OTHER THAN RULE 144A, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR “BLUE SKY” LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN THE NOTE, SHALL BE DEEMED TO REPRESENT THAT (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO

SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR (D) ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE, OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE (OR ANY BENEFICIAL INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER SUBSTANTIALLY SIMILAR APPLICABLE LAW.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF OR THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

REGISTERED	$[ ]

No. R-[ ]	[CUSIP Number]

CCG RECEIVABLES TRUST 2014-1

CLASS [A-[    ] / B] [    ]% ASSET BACKED NOTES

CCG Receivables Trust 2014-1, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), for value received, promises to pay to [                    ], or registered assigns, the principal sum of [             DOLLARS [$            ]] payable on the fourteenth day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing in June 2014 (each, a “Payment Date”) in an amount equal to the aggregate amount payable to Noteholders of Class [A-[    ] / B] Notes on such Payment Date from the Collection Account in respect of principal on the Class [A-[    ] / B] Notes pursuant to Sections 4.5(a) and (b) of the Indenture, dated as of May 14, 2014, (the “Indenture”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”). However, the entire unpaid principal amount of this Note and accrued interest thereon will be due and payable on the earlier of the [                    ] Payment Date (the “Class [A-[    ] / B] Maturity Date”) or the redemption date pursuant to Section 3.13 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 7.2(a) of the Indenture. All principal payments on the Notes will be made ratably to the Noteholders entitled to such principal payments. Capitalized terms used but not otherwise defined in this Note are defined in the Indenture.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the Indenture. Interest on this Note will accrue for each Payment Date [Class A-1:][from and including the previous Payment Date on which interest has been paid (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date][other than Class A-1][from and including the fourteenth day of the calendar month preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the fourteenth day of the calendar month of such Payment Date]. [Class A-1:][Interest will be computed on the basis of actual days elapsed in the related Interest Period and a 360-day year.][other than Class A-1:][Interest will be computed on the basis of a 360-day year of twelve 30 day months.]

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note will be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. Interest on and principal of the Notes will be payable in accordance with the priority of payments set forth in Sections 4.5(a) and (b) of the Indenture. [for Class A-2 and Class B only:] [The Class [A-2][B] Notes are subordinated in right of payment to the Class [A-1][A] Notes.]

Payments of interest on this Note on each Payment Date, together with any installment of principal to the extent not in full payment of this Note, will be made to the Registered Noteholder of this Note either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities for such wire transfer, if such Noteholder has provided to the Note Registrar appropriate written instructions at least five Business Days before such Payment Date and such Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first class mail, postage prepaid, to such Registered Noteholder’s address as it appears on the Note Register on each Record Date. However, unless Definitive Notes have been issued to [Note Owner]s, payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co., as nominee of the Clearing Agency or any successor nominee. Such payments will be made without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date will be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer of this Note or in exchange of this Note or in lieu of this Note, whether or not noted on this Note. If funds are expected to be available for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Registered Noteholder of this Note as of the preceding Record Date by notice mailed or transmitted by facsimile before such Payment Date, and the amount then due and payable will be payable only upon presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of St. Paul, Minnesota.

The Issuer will pay interest on overdue installments of interest at the Note Rate set forth herein to the extent lawful.

The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

The transfer of this Note is subject to the restrictions on transfer specified on the face of this Note and to the other limitations set forth in the Indenture. Subject to the satisfaction of such restrictions and limitations, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or [Note Owner], by its acceptance of a Note [or, in the case of a Note Owner, a beneficial interest in a Note], covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection with the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity, or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity, except as any such Person may have agreed.

The obligations of the Issuer under the Indenture are solely the obligations of the Issuer and do not represent any obligation or interest in any assets of the Depositor. Each Noteholder and [Note Owner], by its acceptance of a Note or a beneficial interest in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor. Notwithstanding the preceding sentence, if such Noteholder or [Note Owner] either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then such Noteholder or [Note Owner] further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state, and local income and franchise tax purposes, Notes that are beneficially owned by a Person other than Commercial Credit Group Inc. or its Affiliates will qualify as indebtedness of the Issuer secured by the Collateral. Each Noteholder or [Note Owner], by its acceptance of a Note or a beneficial interest in a Note, will be deemed to agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

With respect to any date of determination, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as of such date as the owner of such Note for the purpose of receiving payments of principal of and any interest on such Note and for all other purposes, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee will recognize notice to the contrary.

The Indenture permits, with certain exceptions requiring the consent of all adversely affected Noteholders as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture by the Issuer with the consent of the Majority Holders.

The term “Issuer”, as used in this Note, includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth in the Indenture.

THIS NOTE AND THE INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

No reference in this Note to the Indenture, and no provision of this Note or of the Indenture, will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.

Anything in this Note to the contrary notwithstanding, except as provided in the Transaction Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by its acceptance of this Note, agrees that, except as provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Noteholder has no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

The Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer, as of the date set forth below.

Date: [                    ]

CCG RECEIVABLES TRUST 2014-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of CCG Receivables Trust 2014-1

By:
Responsible Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-[    ]][B] Notes designated above and referred to in the Indenture.

Date: [                    ]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Responsible Officer

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

                                         .

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed*/

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act.